Exhibit 3.1

Innovation, Science and Economic Development Canada
Corporations Canada

Innovation, Sciences et Développement économique Canada
Corporations Canada

Certificate of Amendment

Canada Business Corporations Act

Certificat de modification

Loi canadienne sur les sociétés par actions

RITCHIE BROS. AUCTIONEERS INCORPORATED

Corporate name / Dénomination sociale

344401-5

Corporation number / Numéro de société

Hantz Prosper

Director / Directeur

2023-02-01

Canada

Certificate of Amendment Loi canadienne sur les sociétés par actions Canada Business Corporations Act Certificat de modification RITCHIE BROS. AUCTIONEERS INCORPORATED 344401-5 Corporate name / Dénomination sociale Corporation number / Numéro de société Hantz Prosper Date of amendment (YYYY-MM-DD) Date de modification (AAAA-MM-JJ) Director / Directeur 2023-02-01 I HEREBY CERTIFY that the articles of the above-named corporation are amended under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares. JE CERTIFIE que les statuts de la société susmentionnée sont modifiés aux termes de l'article 27 de la Loi canadienne sur les sociétés par actions, tel qu'il est indiqué dans les clauses modificatrices désignant une série d'actions.

Form 4 Canada Business Corporations Act (CBCA) (s. 27 or 177) Formulaire 4 Loi canadienne sur les sociétés par actions (LCSA) (art. 27 ou 177) Articles of Amendment Clauses modificatrices Corporate name Dénomination sociale 1 RITCHIE BROS. AUCTIONEERS INCORPORATED Corporation number Numéro de la société 2 344401-5 The articles are amended as follows Les statuts sont modifiés de la façon suivante 3 See attached schedule / Voir l'annexe ci-jointe Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250 (1) of the CBCA). Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d’une amende maximale de 5 000 $ et d’un emprisonnement maximal de six mois, ou l’une de ces peines (paragraphe 250(1) de la LCSA). You are providing information required by the CBCA. Note that both the CBCA and the Privacy Act allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049. Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la Loi sur les renseignements personnels permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049. Ann Fandozzi 778-331-5500 Ann Fandozzi Original signed by / Original signé par 4 Declaration: I certify that I am a director or an officer of the corporation. Déclaration : J’atteste que je suis un administrateur ou un dirigeant de la société. IC 3069 (2008/04)

SCHEDULE TO

ARTICLES OF AMENDMENT

OF

RITCHIE BROS. AUCTIONEERS INCORPORATED

(the "Company")

The Articles of Amalgamation of the Company, as amended (the "Articles"), be amended as follows:

1.  to create a new series of Senior Preferred Shares, designated as Series A Senior Preferred Shares, of which the Company is authorized to issue 485,000,000 Series A Senior Preferred Shares; and

2.  to provide that the rights, privileges, restrictions and conditions attaching to the Series A Senior Preferred Shares are as set out in Schedule I,

with the result that after giving effect to the foregoing, the authorized capital of the Company will consist of (i) a class of an unlimited number of Common Shares, (ii) a class of an unlimited number of Preferred Shares designated as Senior Preferred Shares, issuable in series, of which 485,000,000 are designated as Series A Senior Preferred Shares, and (iii) a class of an unlimited number of Preferred Shares designated as Junior Preferred Shares, issuable in series.

SCHEDULE I

The following is a statement of the rights, privileges, restrictions and conditions attaching to the Series A Senior Preferred Shares in the capital of the Company. Capitalized terms not defined in Sections 1 through 17 are defined in Section 18 hereof.

(1) Designation and Amount. There shall be a series of Senior Preferred Shares of the Company designated as the "Series A Senior Preferred Shares" (the "Series A Preferred Shares") and the number of shares constituting such series shall be four hundred eighty five million (485,000,000) shares (each a "Series A Preferred Share").

(2) Ranking. The Series A Preferred Shares shall rank, with respect to rights as to dividends, distributions, redemptions and payments upon the liquidation, dissolution and winding up of the Company (a) senior to all of the Junior Preferred Shares, Common Shares and any other class or series of capital shares of the Company, hereafter issued or authorized, the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Series A Preferred Shares as to dividends, distributions, redemptions and payments upon the liquidation, dissolution and winding up of the Company (such shares being referred to hereinafter collectively as "Junior Shares"), (b) on a parity basis with each other class or series of capital shares hereafter issued or authorized, the terms of which expressly provide that such class or series ranks on a parity basis with the Series A Preferred Shares as to dividends, distributions, redemptions and payments upon the liquidation, dissolution and winding up of the Company (such shares being referred to hereinafter collectively as "Pari Passu Shares"), and (c) on a junior basis with each other class or series of capital shares hereafter issued or authorized, the terms of which expressly provide that such class or series ranks on a senior basis to the Series A Preferred Shares as to dividends, distributions, redemptions and payments upon the liquidation, dissolution and winding up of the Company (such shares being referred to hereinafter collectively as "Senior Shares"). Notwithstanding anything to the contrary in these Articles of Amendment (these "Articles of Amendment"), the Company shall have the right to create and issue Series A-1 Preferred Shares and Series A-2 Preferred Shares (each as defined below) pursuant to Section 10 without the consent of the Holders.

(3) No Maturity or Sinking Fund. The Series A Preferred Shares shall have no stated maturity and will not be subject to any sinking fund.

(4) Liquidation. In the event of a Liquidation Event, holders of Series A Preferred Shares (each, a "Holder" and collectively, the "Holders") shall be entitled to receive in cash out of the assets of the Company legally available therefor, whether from capital or from earnings available for distribution to its shareholders (the "Liquidation Funds") upon such Liquidation Event, before any amount shall be paid to the holders of Junior Shares, but subject to the rights of Senior Shares and Pari Passu Shares, an amount per Series A Preferred Share equal to the greater of (i) the Conversion Amount per Series A Preferred Share and accrued and unpaid Dividends thereon, if any (and any accrued and unpaid dividends thereon accrued pursuant to Section 5(c)) and (ii) the amount that would have been received had such Series A Preferred Shares and accrued and unpaid Dividends thereon, if any (and any accrued and unpaid dividends thereon accrued pursuant to Section 5(c)) been converted immediately prior to such Liquidation Event at the then effective Conversion Rate (without regard to any limitations on conversion); provided that, if the Liquidation Funds are insufficient to pay the full amount due to the Holders and holders of shares of Pari Passu Shares, if any, then each Holder and each holder of any such Pari Passu Shares shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds that would be payable to such Holder or holder of Pari Passu Shares as a liquidation preference in accordance with their respective rights set out in the Articles from time to time, as a percentage of the full amount of Liquidation Funds that would be payable to all Holders and holders of Pari Passu Shares in accordance with their respective rights set out in the Articles from time to time.

(5) Dividends.

(a) Preferential Dividends.

(i) From and after the Issuance Date, the Holders of record as they appear on the books of the Company on February 15, May 15, August 15 and November 15 of each calendar year following the Issuance Date (each such date, a "Preferential Dividend Record Date") shall be entitled to receive, to the fullest extent permitted by law and out of funds lawfully available therefor, before any dividends shall be declared, set apart for or paid upon the Common Shares or any other Junior Shares, dividends per Series A Preferred Share on the applicable Preferential Dividend Date (as defined below) in arrears for the previous Calendar Quarter equal to an amount calculated at 5.50% per annum (the "Preferential Dividend Rate") on the Issue Price of each such Series A Preferred Share computed on the basis of a 360-day year and twelve 30-day months (the "Preferential Dividends"). For the avoidance of doubt, the first Preferential Dividends to be paid by the Company on March 15, 2023 shall be prorated for the period starting on the Issuance Date through such Preferential Dividend Date.

(ii) Preferential Dividends shall be payable on March 15, June 15, September 15 and December 15 of each calendar year following the Issuance Date, or, if any such date falls on a day that is not a Business Day, the next day that is a Business Day (each such date, a "Preferential Dividend Date").

(iii) Preferential Dividends shall be payable on each Preferential Dividend Date, to the Holders of record on the related Preferential Dividend Record Date, in whole or in part, in cash ("Cash Preferential Dividend") or, so long as there is no Equity Conditions Failure in respect of the Preferential Dividend Shares occurring on the applicable Preferential Dividend Date (subject to waiver of any such Equity Conditions Failure in accordance with clause (v) below) by any Holder with respect to such Holder only, in Common Shares (the "Preferential Dividend Shares"), at the Company's election, subject to any required stock exchange approval to issue such Common Shares. .

(iv) The Company shall give written notice (a "Preferential Dividend Election Notice") to each Holder on or prior to the fifteenth (15th) Trading Day immediately prior to the applicable Preferential Dividend Date (the date such notice is delivered to the Holders, the "Preferential Dividend Notice Date") indicating whether it elects to pay Preferential Dividend on any Preferential Dividend Date in Cash Preferential Dividend, in Preferential Dividend Shares or a combination thereof (and if a combination, the proportion that will be paid in Cash Preferential Dividend), which election shall be the same for all Holders. If the Company does not give a Preferential Election Notice in respect of a Preferential Dividend Date in accordance with the immediately preceding sentence, the Company will be deemed to have elected Cash Preferential Dividend in respect of the Preferential Dividends due on such Preferential Dividend Date.

(v) If the Company elects the payment of applicable Preferential Dividend in Preferential Dividend Shares, in whole or in part, in respect of a Preferential Dividend Date, and an Equity Conditions Failure occurs at any time prior to such Preferential Dividend Date that the Company expects will last through such Preferential Dividend Date (which is not waived in writing by such Holder), the Company shall provide each Holder a written notice to that effect by no later than the Trading Day immediately following the date upon which the Company has knowledge of such Equity Conditions Failure, indicating that unless such Holder waives the Equity Conditions Failure in writing, the applicable portion of Preferential Dividend as to which such Holder did not waive the Equity Conditions Failure shall be paid as Cash Preferential Dividend.

(vi) If any portion of Preferential Dividend for a particular Preferential Dividend Date shall be paid in Preferential Dividend Shares, then on the applicable Preferential Dividend Date, the Company shall issue to the Holder, such number of Common Shares equal to (a) the amount of Preferential Dividend payable on the applicable Preferential Dividend Date in Preferential Dividend Shares divided by (b) 97% of the simple average of the daily Weighted Average Prices of the Common Shares on each Trading Day during the ten (10) consecutive Trading Days immediately following the applicable Preferential Dividend Notice Date. Notwithstanding anything herein to the contrary, if the price set forth in clause (b) of the immediately preceding sentence is less than US$59.722 (as adjusted for any share dividend, share split, share combination, reclassification or similar transaction relating to the Common Shares occurring after the Subscription Date) or less than the minimum price required such that the Common Shares are deemed to be issued at or above the market price or otherwise not requiring shareholder approval by the Toronto Stock Exchange (or its successor), then the Company shall be required to pay the applicable Preferential Dividends on the applicable Preferential Dividend Payment Date in cash as a Cash Preferential Dividend. All Preferential Dividend Shares shall be fully paid and nonassessable Common Shares (rounded in accordance with Section 6(b)). By written notice to all Holders, the Company may irrevocably elect to eliminate its ability to pay Preferential Dividends with Preferential Dividend Shares (i) unless and until it receives the approval of its shareholders for the issuance of Common Shares in excess of the Exchange Cap (as defined below) or (ii) subject to no conditions.

(b) Participating Dividends. From and after the Issuance Date, the Holders on the record date fixed for holders of Common Shares for dividends or distributions in a Calendar Quarter (or, in the event no such date is fixed in such Calendar Quarter, on the Preferential Dividend Record Date occurring in such Calendar Quarter) shall be entitled to receive, to the fullest extent permitted by law and out of funds lawfully available therefor, concurrently with the payment of regular quarterly cash dividends (or, in the event no such regular quarterly cash dividends are made, on the Preferential Dividend Date) paid to the holders of Common Shares, the greater of (A) such regular quarterly cash dividends paid to the holders of Common Shares to the same extent as if such Holders had converted the Series A Preferred Shares into Common Shares (without regard to any limitations on conversion) and had held such Common Shares on such record date (or, in the event no such date is fixed in such Calendar Quarter, on the Preferential Dividend Record Date occurring in such Calendar Quarter) and (B) US$0.27 (as adjusted for any share dividend, share split, share combination, reclassification or similar transaction relating to the Common Shares occurring after the Subscription Date) per Common Share issuable upon conversion of the Series A Preferred Shares pursuant to Section 6(a) on the applicable record date for payment of such dividend (or, in the event no such date is fixed in such Calendar Quarter, on the Preferential Dividend Record Date occurring in such Calendar Quarter) (without regard to any limitations on conversion) (the "Participating Dividends" and together with the Preferential Dividends, the "Dividends"). For the avoidance of doubt, Holders shall be entitled to receive to the fullest extent permitted by law and out of funds lawfully available therefor the Participating Dividend set forth in Section 5(b)(B) each Calendar Quarter regardless of whether a regular quarterly cash dividend is declared on the Common Shares. Notwithstanding anything to the contrary set forth in this Section 5(b), in no event shall the Participating Dividend include any special cash dividend payable to the holders of Common Shares, including the special cash dividend, if any, to be declared and paid in connection with the transactions contemplated by the Merger Agreement (the "IAA Special Dividend"); provided, however, for the avoidance of doubt, that special cash dividends, including, without limitation, the IAA Special Dividend, shall adjust the Conversion Rate in accordance with Section 7(a)(iii).

(c) General. The Dividends shall be paid by the Company to the fullest extent permitted by applicable law and out of funds lawfully available therefor.  Dividends on the Series A Preferred Shares shall commence accruing on the Issuance Date, shall be cumulative and shall continue to accrue without interest whether or not declared and whether or not in any fiscal year there shall be net profits or surplus available for the payment of Dividends in such fiscal year, so that if in any fiscal year or years, Dividends in whole or in part are not paid upon the Series A Preferred Shares as required by this Section 5 for any reason, including, without limitation, because there are no funds legally available therefor, unpaid Dividends shall accumulate thereon. If the Company fails to declare and pay full Preferential Dividends on the Series A Preferred Shares on any Preferential Dividend Date as provided in this Section 5, then any Preferential Dividends payable on such Preferential Dividend Date on the Series A Preferred Shares but not paid shall accrue an additional dividend thereon at a rate equal to the Preferential Dividend Rate, computed on the basis of a 360-day year and twelve 30-day months, from and including the applicable Preferential Dividend Date to but excluding the day on which the Company shall have paid in accordance with this Section 5 all Dividends on which the Series A Preferred Shares that are then in arrears or until the conversion, redemption or repurchase of the applicable Series A Preferred Shares. The Company shall not (either directly or through any of its Subsidiaries) redeem or repurchase any Pari Passu Shares or Junior Shares, unless the Company has declared all Dividends on the Series A Preferred Shares that have accrued through the Preferential Dividend Record Date immediately preceding the date of such redemption or repurchase and paid all Dividends on the Series A Preferred Shares that are payable through the Preferential Dividend Date immediately preceding the date of such redemption or repurchase other than redemptions or repurchases of (i) Series A Preferred Shares, Series A-1 Preferred Shares or Series A-2 Preferred Shares, as applicable, (ii) Junior Shares in the ordinary course of business in connection with any employment contract, equity incentive plan, benefit plan or other similar arrangement with or for the benefit of current or former employees, officers, directors or consultants; provided that not more than US$10.0 million is paid by the Company to redeem or repurchase Junior Shares in accordance with this clause (ii) in any 12 consecutive month period; (iii) Pari Passu Shares or Junior Shares as a result of an exchange or conversion of any class or series of Pari Passu Shares or Junior Shares for any other class or series of Pari Passu Shares (in the case of Pari Passu Shares) or Junior Shares (in the case of Pari Passu Shares or Junior Shares); and (iv) fractional interests in Pari Passu Shares or Junior Shares pursuant to the conversion or exchange provisions of such Pari Passu Shares or Junior Shares or the security being converted or exchanged.

(6) Conversion of Series A Preferred Shares into Common Shares. Series A Preferred Shares shall be convertible into Common Shares on the terms and conditions set forth in this Section 6.

(a) Holder's Conversion Right. Subject to the provisions of Section 6(e), at any time or times on or after the Issuance Date, any Holder shall be entitled to convert any Series A Preferred Shares into fully paid and nonassessable Common Shares in accordance with this Section 6 at the Conversion Rate (as defined below).

(b)  Conversion. The number of Common Shares issuable upon conversion by a Holder of Series A Preferred Shares pursuant to Section 6(a) shall be determined by multiplying (x) the Conversion Amount in respect of the Series A Preferred Shares converted by such Holder pursuant to Section 6(a), by (y) the Conversion Rate. In addition, the Company will deliver, to the fullest extent permitted by law and out of funds lawfully available therefor, cash in respect of accrued and unpaid Dividends, if any (and any accrued and unpaid dividends accrued pursuant to Section 5(c)), with respect to such Series A Preferred Shares converted by such Holder pursuant to Section 6(a). In connection with any conversion request, a Holder must convert at least 1,000 Series A Preferred Shares (unless it holds fewer than 1,000 Series A Preferred Shares at the time of such request, in which case, it must convert such number of Series A Preferred Shares held). No fractional Common Shares are to be issued upon the conversion of any Series A Preferred Share, but rather the number of Common Shares to be issued shall be rounded down to the nearest whole number and the Company shall in lieu of delivering any fractional Common Share issuable upon conversion, to the fullest extent permitted by law and out of funds lawfully available therefor, make a cash payment (calculated to the nearest cent) equal to such fraction multiplied by the Closing Sale Price of the Common Shares on the relevant Conversion Date without interest. The applicable Conversion Rate is subject to adjustment as hereinafter provided.

(c)  Mechanics of Conversion. The conversion of Series A Preferred Shares shall be conducted in the following manner:

(i) Holder's Delivery Requirements. To convert Series A Preferred Shares into Common Shares on any date, a Holder shall (A) deliver to the Company for receipt on or prior to 5:30 p.m., New York City Time, on such date, a copy of a properly completed and duly executed notice of conversion executed by the registered Holder of the Series A Preferred Shares subject to such conversion in the form attached hereto as Exhibit I (a "Conversion Notice"); and (B) deliver to the Company funds for the payment of any applicable share transfer, documentary, stamp or similar taxes.

(ii) Company's Response. As soon as practicable after the applicable Conversion Date, but in any event within two (2) Trading Days, the Company shall (A) (x) provided the Transfer Agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer Program ("FAST Program") and the Common Shares issuable upon such conversion are DTC eligible and are issuable without a restricted legend and with an unrestricted CUSIP, as reasonably determined by the Company, credit such aggregate number of Common Shares to which such Holder shall be entitled to such Holder's or its designee's balance account with DTC through its Deposit/Withdrawal at Custodian system, or (y) if the Transfer Agent is not participating in the DTC FAST Program or the Common Shares issuable upon such conversion are not DTC eligible or are not issuable without a restricted legend and with an unrestricted CUSIP, as reasonably determined by the Company, make a book-entry notation registered in the name of such Holder or its designee, for the number of Common Shares to which such Holder shall be entitled and deliver to the address as specified in the applicable Conversion Notice any notice required by law and (B) deliver, to the fullest extent permitted by law and out of funds lawfully available therefor, cash in respect of accrued and unpaid Dividends, if any (and any accrued and unpaid dividends accrued pursuant to Section 5(c)), with respect to such Series A Preferred Shares converted by such Holder pursuant to Section 6(a). While any Series A Preferred Shares are outstanding, the Company shall use a transfer agent that participates in the FAST Program or any successor program.

(iii) Record Holder. To the fullest extent permitted by law, the Person or Persons entitled to receive the Common Shares issuable upon a conversion of Series A Preferred Shares shall be treated for all purposes as the record holder or holders of such Common Shares on the applicable Conversion Date or Mandatory Conversion Date (as defined below), as applicable, irrespective of the date such Common Shares are credited to such Holder's account with DTC or the date of the book-entry notations evidencing such Common Shares, as the case may be.

(iv) Company's Failure to Timely Convert. If a Holder has not received all of the Common Shares to which such Holder is entitled on or within two (2) Trading Days after the applicable share delivery date with respect to a conversion of Series A Preferred Shares for any reason other such Holder's failure to comply with the conditions set forth herein, then such Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any Series A Preferred Shares that have not been converted pursuant to such Holder's Conversion Notice.

(d) Mandatory Conversion at the Company's Election. If at any time, or from time to time, during the applicable Mandatory Conversion Period (i) the applicable Mandatory Conversion Price Condition is satisfied and (ii) no Equity Conditions Failure exists on the Mandatory Conversion Date, the Company shall from time to time have the right to require the Holders to convert all, or any portion, of the outstanding Series A Preferred Shares, as designated in the Mandatory Conversion Notice (as defined below) relating to the applicable Mandatory Conversion on the applicable Mandatory Conversion Date into fully paid, validly issued and nonassessable Common Shares and the Company will deliver, to the fullest extent permitted by law and out of funds lawfully available therefor, cash in respect of accrued and unpaid Dividends, if any (and any accrued and unpaid dividends accrued pursuant to Section 5(c)), with respect to such Series A Preferred Shares converted by the Company pursuant to this Section 6(d) (a "Mandatory Conversion"). The number of Common Shares issuable to a Holder in connection with a Mandatory Conversion pursuant to this Section 6(d) shall be determined by multiplying (x) the Conversion Amount in respect of the Series A Preferred Shares of such Holder converted by the Company pursuant to this Section 6(d) by (y) the Conversion Rate as of the applicable Mandatory Conversion Date. No fractional Common Shares are to be issued upon the Mandatory Conversion of any Series A Preferred Share, but rather the number of Common Shares to be issued shall be rounded down to the nearest whole number and the Company shall in lieu of delivering any fractional Common Share issuable upon conversion make, to the fullest extent permitted by law and out of funds lawfully available therefor, a cash payment (calculated to the nearest cent) equal to such fraction multiplied by the Closing Sale Price of the Common Shares on the relevant Mandatory Conversion Date without interest. The Company may exercise its right to require conversion under this Section 6(d) by delivering not more than one (1) Trading Day following the end of any such Mandatory Conversion Measuring Period a written notice thereof to all Holders (a "Mandatory Conversion Notice" and the date the Company delivers such notice to all Holders is referred to as a "Mandatory Conversion Notice Date"). Each Mandatory Conversion Notice shall be irrevocable. Each Mandatory Conversion Notice shall (i) state (a) the Trading Day on which the applicable Mandatory Conversion shall occur, which Trading Day shall be the twentieth (20th) Trading Day following the applicable Mandatory Conversion Notice Date (unless an earlier date is agreed to in writing between the Company and a Holder, but only with respect to such Holder) (a "Mandatory Conversion Date"), (b) the aggregate Conversion Amount of the Series A Preferred Shares which the Company has elected to be subject to such Mandatory Conversion from such Holder and all other Holders pursuant to this Section 6(d), (c) the amount of accrued and unpaid Dividends, if any (and any accrued and unpaid dividends accrued pursuant to Section 5(c)), with respect to such Series A Preferred Shares converted by the Company pursuant to this Section 6(d), (d) the number of Common Shares to be issued to such Holder on the applicable Mandatory Conversion Date, (e) in the event such Mandatory Conversion cannot be consummated in full due to the limitations set forth in Section 6(e), state whether the Company shall on the applicable Mandatory Conversion Date, to the fullest extent permitted by law and out of funds lawfully available therefor, redeem the Series A Preferred Shares that cannot be converted due to such limitation (such Series A Preferred Shares that the Company has elected to be subject to a Mandatory Conversion but which cannot be so converted due to the limitations set forth in Section 6(e), the "Excess Mandatory Conversion Shares") and (f) state whether the conversion of all or any portion of the Series A Preferred Shares that the Company has elected to be subject to a Mandatory Conversion will result in the issuance of a greater number of Common Shares than permitted under Section 6(e)(i), and (ii) certify that the applicable Mandatory Conversion Price Condition relating to the applicable Mandatory Conversion has been satisfied and that there is no Equity Conditions Failure as of the Mandatory Conversion Notice Date.

If the Company confirmed that there was no such Equity Conditions Failure relating to the applicable Mandatory Conversion as of the applicable Mandatory Conversion Notice Date but an Equity Conditions Failure occurs at any time between the applicable Mandatory Conversion Notice Date and the applicable Mandatory Conversion Date (a "Mandatory Conversion Interim Period") that the Company expects will last through the applicable Mandatory Conversion Date, the Company shall provide each Holder a subsequent written notice to that effect. If there is an Equity Conditions Failure on the applicable Mandatory Conversion Date, then such Mandatory Conversion shall be null and void with respect to all or any part designated by such Holder of the unconverted Series A Preferred Shares subject to the applicable Mandatory Conversion and such Holder shall be entitled to all the rights of a holder of Series A Preferred Shares with respect to such Series A Preferred Shares; provided, however, that if a Holder waives in writing an Equity Conditions Failure during the applicable Mandatory Conversion Interim Period, then the Company shall be required to proceed with the applicable Mandatory Conversion with respect to such Holder. Notwithstanding anything to the contrary in this Section 6(d), until the applicable Mandatory Conversion has occurred, the Series A Preferred Shares subject to the Mandatory Conversion may be converted, in whole or in part, by a Holder into Common Shares pursuant to Sections 6(a)-(c). All Series A Preferred Shares converted by a Holder after a Mandatory Conversion Notice Date shall reduce the Series A Preferred Shares required to be converted on the related Mandatory Conversion Date. If a Mandatory Conversion cannot be consummated in full due to the limitations set forth in Section 6(e), then (i) on the applicable Mandatory Conversation Date, only that portion of the applicable Mandatory Conversion that complies with the limitations set forth in Section 6(e) shall occur, (ii) unless the Company has indicated in the applicable Mandatory Conversion Notice that it shall redeem the applicable Excess Mandatory Conversion Shares on the applicable Mandatory Conversion Date, such Holder must promptly deliver one or more Conversion Notice(s) to the Company upon disposition of any securities of the Company that would permit the conversion of any portion of such Excess Mandatory Conversion Shares and (iii) notwithstanding anything herein to the contrary, Preferential Dividends with respect to the Series A Preferred Shares which the Company has elected to be subject to such Mandatory Conversion shall cease to accrue and be payable as of the applicable Mandatory Conversion Date and all approval, consent or voting rights and any right to a Make-Whole Amount shall cease with respect to the Series A Preferred Shares not able to be so converted. If a Mandatory Conversion consummated in full would violate the limitations set forth in (i) Section 6(e)(ii), the Company may indicate in the related Mandatory Conversion Notice that it shall redeem, to the fullest extent permitted by law and out of funds lawfully available therefor, the Excess Mandatory Conversion Shares on the applicable Mandatory Conversion Date in cash, without interest, at a price equal to the greater of (x) 100% of the Conversion Amount in respect of the applicable Excess Mandatory Conversion Shares and (y) the product of (1) the Conversion Amount of the applicable Excess Mandatory Conversion Shares and (2) the quotient determined by dividing (A) the greatest Closing Sale Price of the Common Shares during the period beginning on the Trading Day immediately preceding the applicable Mandatory Conversion Notice Date and ending on the Trading Day immediately preceding the applicable Mandatory Conversion Date, by (B) the lowest Conversion Price in effect during such period referred to in the immediately preceding clause (y)(2)(A) or (ii) Section 6(e)(i), the Company may indicate in the related Mandatory Conversion Notice that it shall redeem the portion of the Series A Preferred Shares that is subject to a Mandatory Conversion that cannot be converted due to the limitations set forth in Section 6(e)(i) on the applicable Mandatory Conversion Date in cash, without interest, at a price per Common Share that the Company is prohibited from issuing pursuant to Section 6(e)(i) equal to the amount set forth in the last sentence of Section 6(e)(i). If the Company elects to cause a Mandatory Conversion pursuant to this Section 6(d), then it must simultaneously take the same action in the same proportion with respect to all Series A Preferred Shares to the extent practicable or, if the pro rata basis is not practicable for any reason, by lot or such other equitable method as the Company determines in good faith. On the Mandatory Conversion Date, each Series A Preferred Share to be converted pursuant to such Mandatory Conversion shall automatically be converted into fully paid, validly issued, nonassessable Common Shares as described above without any further act or deed on the part of the Company, any Holder or any other Person.

(e) Limitation on Conversions.

(i) Principal Market Regulation. The Company shall not be obligated to issue any Common Shares pursuant to the terms of these Articles of Amendment, and the Holders shall not have the right to receive any Common Shares pursuant to the terms of these Articles of Amendment, to the extent the issuance of such Common Shares would exceed 22,165,789 Common Shares (as adjusted for any share dividend, share split, share combination, reclassification or similar transaction relating to the Common Shares occurring after the Subscription Date) (the "Exchange Cap"), except that such limitation shall not apply in the event that the Company obtains the approval of its shareholders as required by the applicable rules of the Principal Market and the Toronto Stock Exchange (or its successor), as applicable, for issuances of Common Shares in excess of such amount or if the Principal Market and the Toronto Stock Exchange (or its successor), as applicable, allows for a greater number of Common Shares to be issued pursuant to these Articles of Amendment. Until such approval is obtained, no Holder shall be issued in the aggregate, pursuant to the terms of these Articles of Amendment, Common Shares in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the number of Series A Preferred Shares issued to such initial Holder pursuant to the Securities Purchase Agreement on the Issuance Date and the denominator of which is the aggregate number of all Series A Preferred Shares issued to the initial Holders pursuant to the Securities Purchase Agreement on the Issuance Date (with respect to each such Holder, the "Exchange Cap Allocation"). In the event that any Holder shall sell or otherwise transfer any of such Holder's Series A Preferred Shares, the transferee shall be allocated a pro rata portion of such Holder's Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee. In the event that any Holder shall have converted any of such Holder's Series A Preferred Shares into a number of Common Shares which, in the aggregate, is less than such Holder's Exchange Cap Allocation, then the difference between such Holder's Exchange Cap Allocation and the number of Common Shares actually issued to such Holder shall be allocated to the respective Exchange Cap Allocations of the remaining Holders on a pro rata basis in proportion to the Common Shares underlying the Series A Preferred Shares then held by each such Holder. In the event that the Company is prohibited from issuing any Common Shares in connection with a conversion of Series A Preferred Shares pursuant to Section 6(a) or Section 6(d) or in respect of Preferential Dividend Shares as a result of the operation of this Section 6(e)(i) (the "Exchange Cap Shares"), the Company shall, to the fullest extent permitted by law and out of funds lawfully available therefor, pay cash on or prior to the applicable share delivery date to such Holder in exchange for the redemption of such number of Series A Preferred Shares held by the Holder that are not convertible into such Exchange Cap Shares at a price equal to the product of (x) such number of Exchange Cap Shares and (y) the Closing Sale Price of the Common Shares on the applicable Conversion Date or Mandatory Conversion Date, as the case may be, except that if the Exchange Cap Shares are Preferential Dividend Shares, the Company shall instead pay to such Holder Cash Preferential Dividends on the applicable Preferential Dividend Date in accordance with Section 5.

(ii) HSR Cap. Notwithstanding anything to the contrary contained herein, until the HSR Date the Company shall not effect the conversion of any portion of Series A Preferred Shares held by an HSR Holder in excess of the HSR Amount, and no HSR Holder shall have the right to convert any portion of its Series A Preferred Shares in excess of the HSR Amount pursuant to the terms and conditions of these Articles of Amendment and any such conversion shall be null and void and treated as if never made.

(f)  Transfer Taxes. The Company shall not be required to pay any documentary stamp or similar tax that may be payable in respect of the issuance, delivery, payment or other transfer of Series A Preferred Shares, Common Shares or other securities, and shall not be required to make any such issuance, delivery, payment or other transfer unless and until the Person entitled to such issuance, delivery, payment or other transfer or any other Person liable for such tax has paid to the Company the amount of any such tax or has established, to the reasonable satisfaction of the Company (as determined in its reasonable discretion), that such tax has been paid or is not payable.

(7)  Adjustments to Conversion Rate.

(a)  Adjustments. The Conversion Rate will be subject to adjustment, without duplication, upon the occurrence of the following events, except that the Company shall not make any adjustment to the Conversion Rate if each Holder of the Series A Preferred Shares participates, at the same time and upon the same terms as holders of Common Shares and solely as a result of holding Series A Preferred Shares, in any transaction described in this Section 7(a), without having to convert its Series A Preferred Shares, as if it held a number of Common Shares equal to (x) the Conversion Rate, multiplied by (y) the Conversion Amount of Series A Preferred Shares held by such Holder (without regard to any limitations on conversion):

(i)  The exclusive issuance of Common Shares as a dividend or distribution on all or substantially all of the Common Shares, or a subdivision or combination of Common Shares or a reclassification of Common Shares into a greater or lesser number of Common Shares, in which event the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x (OS1 / OS0)

CR0 = the Conversion Rate in effect immediately prior to the open of business on (i) the Ex-Dividend Date for such dividend or distribution, or (ii) the effective date of such subdivision, combination or reclassification

CR1 = the new Conversion Rate in effect immediately after the open of business on (i) the Ex-Dividend Date for such dividend or distribution, or (ii) the effective date of such subdivision, combination or reclassification

OS0 = the number of Common Shares outstanding immediately prior to the open of business on (i) the Ex-Dividend Date for such dividend or distribution or (ii) the effective date of such subdivision, combination or reclassification

OS1 = the number of Common Shares outstanding immediately after, and solely as a result of, the completion of such event

Any adjustment made pursuant to this clause (i) shall be effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or the effective date of such subdivision, combination or reclassification, as applicable. If any such event is announced or declared but does not occur, the Conversion Rate shall be readjusted, effective as of the date the Company announces that such event shall not occur, to the Conversion Rate that would then be in effect if such event had not been declared.

(ii)  The dividend, distribution or other issuance to all or substantially all holders of Common Shares of rights (other than rights, options or warrants distributed in connection with a shareholder rights plan (in which event the provisions of Section 7(a)(vi) shall apply)), options or warrants entitling them to subscribe for or purchase Common Shares for a period expiring forty-five (45) days or less from the date of issuance thereof, at a price per share that is less than the Current Market Price as of the date such dividend, distribution or other issuance is publicly announced (the "Public Announcement Date") for such issuance, in which event the Conversion Rate will be increased based on the following formula:

CR1 = CR0 x [(OS0+X) / (OS0+Y)]

CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend, distribution or issuance

CR1 = the new Conversion Rate in effect immediately following the open of business on the Ex-Dividend Date for such dividend, distribution or issuance

OS0 = the number of Common Shares outstanding immediately prior to the open of business on the Ex-Dividend Date for such dividend, distribution or issuance

X = the total number of Common Shares issuable pursuant to such rights, options or warrants

Y = the number of Common Shares equal to the aggregate price payable to exercise such rights, options or warrants divided by the Current Market Price as of the Public Announcement Date for such dividend, distribution or issuance

For purposes of this clause (ii), in determining whether any rights, options or warrants entitle the holders to purchase the Common Shares at a price per share that is less than the Current Market Price as of the Public Announcement Date for such dividend, distribution or issuance, there shall be taken into account any consideration the Company receives for such rights, options or warrants, and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be the Fair Market Value thereof.

Any adjustment made pursuant to this clause (ii) shall become effective immediately following the open of business on the Ex-Dividend Date for such dividend, distribution or issuance. In the event that such rights, options or warrants are not so issued, the Conversion Rate shall be readjusted, effective as of the date the Company publicly announces its decision not to issue such rights, options or warrants, to the Conversion Rate that would then be in effect if such dividend, distribution or issuance had not been declared. To the extent that such rights, options or warrants are not exercised prior to their expiration or Common Shares are otherwise not delivered pursuant to such rights, options or warrants upon the exercise of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the dividend, distribution or issuance of such rights, options or warrants been made on the basis of the delivery of only the number of Common Shares actually delivered.

(iii)  The distribution by the Company to all or substantially all holders of its Common Shares (other than for cash in lieu of fractional shares), shares of any class of its share capital, evidences of its indebtedness, assets, other property, securities or special cash dividends (including, without limitation, the IAA Special Dividend, but excluding (A) regular quarterly cash dividends that are Participating Dividends in accordance with Section 5(b)), (B) dividends or distributions referred to in Section 7(a)(i) or Section 7(a)(ii) hereof, (C) Distribution Transactions as to which Section 7(a)(iv) shall apply, (D) rights, options or warrants distributed in connection with a shareholder rights plan as to which Section 7(a)(v) shall apply and (E) distributions of Reference Property in a Corporate Event described in Section 9(c) hereof) (any of such shares of its share capital, indebtedness, assets, property, securities or special cash dividends that are not so excluded are hereinafter called the "Distributed Property"), then, in each such case the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x [SP0 / (SP0 - FMV)]

CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution

CR1 = the new Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution

SP0 = the Current Market Price as of the Ex-Dividend Date for such dividend or distribution

FMV = the Fair Market Value of the portion of Distributed Property distributed with respect to each outstanding Common Share on the Ex-Dividend Date for such dividend or distribution; provided that in the event of a dividend or distribution of cash, FMV shall equal the amount in cash per Common Share the Company distributes to all or substantially all holders of its Common Shares; provided further that, if FMV is equal or greater than SP0, then in lieu of the foregoing adjustment, the Company shall distribute to each Holder of Series A Preferred Shares on the date the applicable Distributed Property is distributed to holders of Common Shares, but without requiring such Holder to convert its Series A Preferred Shares, in respect of each Series A Preferred Share held by such Holder, the amount of Distributed Property such holder would have received had such holder owned a number of Common Shares equal to the Conversion Rate on the Ex-Dividend Date for such dividend or distribution

Any adjustment made pursuant to this clause (iii) shall be effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If any such dividend or distribution is declared but does not occur, the Conversion Rate shall be readjusted, effective as of the date the Company announces that such dividend or distribution shall not occur, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(iv)  The Company effects a Distribution Transaction, in which case the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x [(FMV + MP0) / MP0]

CR0 = the Conversion Rate in effect immediately prior to the end of the Valuation Period (as defined below)

CR1 = the new Conversion Rate in effect immediately after the end of the Valuation Period

FMV = the arithmetic average of the Weighted Average Prices for a common share or similar equity interest distributed per Common Share to holders of Common Shares over the first ten (10) consecutive Trading Day period after, and including, the Ex-Dividend Date for the Distribution Transaction (the "Valuation Period"); provided that, if there is no Weighted Average Price of the common share or similar equity interest distributed to holders of the Common Shares on such Ex-Dividend Date, the "Valuation Period" shall be the ten (10) consecutive Trading Day period after, and including, the first Trading Day such Weighted Average Price is available

MP0 = the arithmetic average of the Weighted Average Price per Common Share over the Valuation Period

Such adjustment shall become effective immediately following the close of business on the last Trading Day of the Valuation Period. If an adjustment to the Conversion Rate is required under this Section 7(a)(iv), delivery of any additional Common Shares that may be deliverable upon conversion as a result of an adjustment required under this Section 7(a)(iv) shall be delayed to the extent necessary in order to complete the calculations provided for in this Section 7(a)(iv). If any Distribution Transaction is declared but not so paid or made, the Conversion Rate shall be immediately decreased, effective as of the date the Board of Directors of the Company (the "Board") determines not to pay or make such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or announced.

(v)  If the Company or any of its Subsidiaries make a payment in respect of a tender or exchange offer for the Common Shares that is subject to the then applicable tender offer rules under the Exchange Act, other than an odd lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act, to the extent that the cash and value of any other consideration included in the payment per Common Share exceeds the average of the Weighted Average Prices of the Common Shares over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x [AC+(SP1 x OS1)] / (OS0 x SP1)

CR0 = the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires

CR1 = the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires

AC = the aggregate value of all cash and any other consideration (as determined by the Company) paid or payable for Common Shares purchased in such tender or exchange offer

OS0 = the number of Common Shares outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all Common Shares accepted for purchase or exchange in such tender or exchange offer)

OS1 = the number of Common Shares outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all Common Shares accepted for purchase or exchange in such tender or exchange offer)

SP1 = the average of the Weighted Average Prices of the Common Shares over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires

The adjustment to the Conversion Rate under this Section 7(a)(v) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires. If an adjustment to the Conversion Rate is required under this Section 7(a)(v), delivery of any additional Common Shares that may be deliverable upon conversion as a result of an adjustment required under this Section 7(a)(v) shall be delayed to the extent necessary in order to complete the calculations provided for in this Section 7(a)(v). If the Company or one of its Subsidiaries is obligated to purchase Common Shares pursuant to any such tender or exchange offer described in the preceding paragraph but the Company is, or such Subsidiary is, permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the Conversion Rate will be decreased to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that have been effected.

(vi)  If the Company has a shareholder rights plan in effect with respect to the Common Shares on any Conversion Date or Mandatory Conversion Date, upon conversion of any of the Series A Preferred Shares, Holders of such shares will receive, in addition to the applicable number of Common Shares, the rights under such rights plan relating to such Common Shares, unless, prior to such Conversion Date, the rights have (A) become exercisable or (B) separated from the Common Shares (the first of such events to occur, a "Trigger Event"), in which case, the Conversion Rate will be adjusted, effective automatically at the time of such Trigger Event, as if the Company had made a distribution of such rights to all holders of the Common Shares as described in Section 7(a)(ii) (without giving effect to the forty-five (45) day limit on the exercisability of rights, options or warrants ordinarily subject to such Section 7(a)(ii)), subject to appropriate readjustment in the event of the expiration, termination or redemption of such rights prior to the exercise, deemed exercise or exchange thereof. Notwithstanding the foregoing, to the extent any such shareholder rights are exchanged by the Company for Common Shares or other property or securities, the Conversion Rate shall be appropriately readjusted as if such shareholder rights had not been issued, but the Company had instead issued such Common Shares or other property or securities as a dividend or distribution of Common Shares pursuant to Section 7(a)(i) or Section 7(a)(iii), as applicable.

To the extent that such rights are not exercised prior to their expiration, termination or redemption, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the occurrence of the Trigger Event been made on the basis of the issuance of, and the receipt of the exercise price with respect to, only the number of Common Shares actually issued pursuant to such rights.

Notwithstanding anything to the contrary in this Section 7(a)(vi), no adjustment shall be required to be made to the Conversion Rate with respect to any Holder which is, or is an "affiliate" or "associate" of, an "acquiring person" (or analogous term) under such shareholder rights plan or with respect to any direct or indirect transferee of such Holder who receives Series A Preferred Shares in such transfer after the time such Holder becomes, or its affiliate or associate becomes, an "acquiring person" (or analogous term).

(b)  Calculation of Adjustments. All adjustments to the Conversion Rate shall be calculated by the Company to the nearest 1/10,000,000th of one Common Share (or if there is not a nearest 1/10,000,000th of a share, to the next lower 1/10,000,000th of a share). No adjustment to the Conversion Rate will be required unless such adjustment would require an increase or decrease of at least one percent of the Conversion Rate; provided, however, that any such adjustment that is not required to be made will be carried forward and taken into account in any subsequent adjustment; provided further that any such adjustment of less than one percent that has not been made will be made upon any conversion.

(c)  When No Adjustment Required.

(i)  Except as otherwise provided in this Section 7, the Conversion Rate will not be adjusted for the issuance of Common Shares or any securities convertible into or exchangeable for Common Shares or carrying the right to purchase any of the foregoing, or for the repurchase of Common Shares.

(ii)  Except as otherwise provided in this Section 7, the Conversion Rate will not be adjusted as a result of the issuance of, the distribution of separate certificates representing, the exercise or redemption of, or the termination or invalidation of, rights pursuant to any shareholder rights plans.

(iii)  No adjustment to the Conversion Rate will be made:

(A)  upon the issuance of any Common Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in Common Shares under any plan in which purchases are made at market prices on the date or dates of purchase, without discount, and whether or not the Company bears the ordinary costs of administration and operation of the plan, including brokerage commissions;

(B)  upon the issuance of any Common Shares or options or rights to purchase such shares pursuant to any present or future employee, director or officer benefit or equity incentive arrangement, plan or program of or assumed by the Company or any of its Subsidiaries or of any employee agreements or arrangements or programs;

(C)  except as otherwise provided in this Section 7 upon the issuance of any Common Shares pursuant to any option, warrant, right, or exercisable, exchangeable or any shares or securities directly or indirectly convertible into or exercisable or exchangeable for Common Shares;

(D)  for dividends or distributions declared or paid to holders of Common Shares in which Holders participate pursuant to Section 5;

(E)  for a third-party tender offer or exchange offer by any party other than a tender offer or exchange offer by one or more of the Company’s Subsidiaries as described in Section 7(a)(v); or

(F)  for any accrued and unpaid dividends (in accordance with Section 5(c)) or Dividends.

(d)  Successive Adjustments. After an adjustment to the Conversion Rate under this Section 7, any subsequent event requiring an adjustment under this Section 7 shall cause an adjustment to each such Conversion Rate as so adjusted.

(e)  Multiple Adjustments. For the avoidance of doubt, if an event occurs that would trigger an adjustment to the Conversion Rate pursuant to this Section 7 under more than one subsection hereof, such event, to the extent fully taken into account in a single adjustment, shall not result in multiple adjustments hereunder; provided, however, that if more than one subsection of this Section 7 is applicable to a single event, the subsection shall be applied that produces the highest adjusted Conversion Rate.

(f)  Notice of Adjustments. Whenever the Conversion Rate is adjusted as provided under this Section 7, the Company shall as soon as reasonably practicable following the occurrence of an event that requires such adjustment (or if the Company is not aware of such occurrence, as soon as reasonably practicable after becoming so aware) compute the adjusted applicable Conversion Rate in accordance with this Section 7 and prepare and transmit to the Holders and if the Transfer Agent maintains the register and records pursuant to Section 17, the Transfer Agent a certificate of an authorized officer of the Company (an "Officer's Certificate") setting forth the applicable Conversion Rate, the method of calculation thereof, and the facts requiring such adjustment and upon which such adjustment is based.

(g)  Transfer Agent. The Transfer Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require any adjustment of the Conversion Rate or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Transfer Agent shall be fully authorized and protected in relying on any Officer's Certificate delivered pursuant to Section 7(f) and any adjustment contained therein and the Transfer Agent shall not be deemed to have knowledge of any adjustment unless and until it has received such certificate. The Transfer Agent shall not be responsible for any failure of the Company to issue, transfer or deliver any Common Shares pursuant to the conversion of Series A Preferred Shares or to comply with any of the duties, responsibilities or covenants of the Company contained in this Section 7.

(8)  Offer To Repurchase. If, at any time while any Series A Preferred Shares remain outstanding, the Company redeems or repurchases any of its Common Shares, Junior Shares, options or warrants that are convertible, exchangeable or exercisable for Common Shares after it has redeemed or repurchased from and after the Subscription Date an aggregate of US$2.0 billion of Common Shares (and/or Common Shares underlying any Junior Shares, options or warrants that are convertible, exchangeable or exercisable for Common Shares) (an "Offer to Repurchase Event"), the Company shall deliver a written notice thereof (an "Offer to Repurchase Notice") no later than five (5) Business Days following the end of the Calendar Quarter during which one or more Offer to Repurchase Events occurred to all, but not less than all, of the Holders (the date the Company delivers such notice to all Holders is referred to as an "Offer to Repurchase Notice Date") and offer to repurchase (an "Offer to Repurchase") from each Holder a number of such Holder's Series A Preferred Shares equal to no less than such Holder's Offer to Repurchase Pro Rata Portion of the Offer to Repurchase Percentage of the Series A Preferred Shares then issued and outstanding (such number of Series A Preferred Shares, the "Offer to Repurchase Shares"). An Offer to Repurchase shall offer to redeem each such Offer to Repurchase Share for cash at a price equal to the applicable Offer to Repurchase Price. Within twenty (20) Business Days after the receipt by the Holder of an Offer to Repurchase Notice, each Holder may require the Company to redeem to the fullest extent permitted by law and out of funds lawfully available therefor, at the Offer to Repurchase Price, up to the amount of such Holder's Offer to Repurchase Shares by delivering written notice thereof (an "Acceptance Notice") to the Company which Acceptance Notice shall indicate the number of Offer to Repurchase Shares that such Holder is electing to redeem and the wire instructions for the payment of the applicable Offer to Repurchase Price to such Holder. Each Offer to Repurchase shall occur on the thirtieth (30th) Business Day following the end of the Calendar Quarter during which one more Offers to Repurchase giving rise to the applicable Offer to Repurchase occurred (an "Offer to Repurchase Date"). Each Offer to Repurchase Notice shall (A) describe the applicable Offer to Repurchase Event, including, without limitation, the calculation of the Offer to Repurchase Pro Rata Portion, the Offer to Repurchase Percentage and the Offer to Repurchase Price and (B) state the maximum Offer to Repurchase Price to be paid to such Holder on such Offer to Repurchase Date. On the applicable Offer to Repurchase Date the Company shall deliver or shall cause to be delivered to the Holder to the fullest extent permitted by law and out of funds lawfully available therefor the Offer to Repurchase Price in cash by wire transfer of immediately available funds pursuant to wire instructions provided by the Holder in writing to the Company in its Acceptance Notice. Unless otherwise indicated in a Conversion Notice, all Series A Preferred Shares converted by the Holder after the Offer to Repurchase Notice Date shall reduce the Holder's right to require redemption of the Holder's Offer to Repurchase Shares on a one-for-one basis.

(9)  Change of Control Redemption Rights.

(a)  Holders' Change of Control Redemption Right. No later than ten (10) days prior to the consummation of a Change of Control, or, if not practicable as promptly as reasonably practicable after the Company is aware of such Change of Control, the Company shall deliver written notice thereof to the Holders (a "Change of Control Notice") setting forth a description of such transaction in reasonable detail and the anticipated Change of Control Redemption Date (as defined below) if then known. At any time during the period beginning after a Holder's receipt of a Change of Control Notice and ending on the date that is twenty (20) Trading Days after the consummation of such Change of Control, such Holder may require the Company to redeem (a "Change of Control Redemption"), to the fullest extent permitted by law and out of funds lawfully available therefor, all or any portion of such Holder's Series A Preferred Shares by delivering written notice thereof ("Change of Control Redemption Notice") to the Company and, if the Transfer Agent maintains the register and records pursuant to Section 17, the Transfer Agent, which Change of Control Redemption Notice shall indicate the number of Series A Preferred Shares such Holder is electing to redeem (which number shall be at least one thousand (1,000) Series A Preferred Shares) (unless it holds fewer than 1,000 Series A Preferred Shares at the time of such request, in which case, it must convert such number of Series A Preferred Shares held) and include wire instructions for the payment of the applicable Change of Control Redemption Price. Any Series A Preferred Shares subject to redemption pursuant to this Section 9(a) shall, to the fullest extent permitted by law and out of funds lawfully available therefor, be redeemed by the Company in cash, without interest, at a price equal to the sum of (A) the greater of (x) the Conversion Amount of the Series A Preferred Shares being redeemed and (y) the Change of Control As-Converted Value with respect to the Series A Preferred Shares being redeemed, (B) the Make-Whole Amount and (C) accrued and unpaid Dividends, if any (and any accrued and unpaid dividends accrued pursuant to Section 5(c)), with respect to such Series A Preferred Shares being redeemed (the amount in this clause (C), the “Change of Control Accrued Dividends Payment”, the sum of the amounts in the immediately preceding clauses (A) and (B), the "Base Change of Control Redemption Price" and the sum of the amounts in the immediately preceding clauses (A), (B) and (C), the "Change of Control Redemption Price"); provided, however, that each Holder, at its option, may, instead of requiring the redemption of any Series A Preferred Shares, elect in its Change of Control Redemption Notice to require the Company to exchange such Series A Preferred Shares for (1) such number of Common Shares (the "Redemption Exchange Shares") calculated by dividing (x) the applicable Base Change of Control Redemption Price, by (y) the applicable Make-Whole Share Price, and, (2) to the fullest extent permitted by law and out of funds lawfully available therefor, the applicable Change of Control Accrued Dividends Payment in cash (together with the Redemption Exchange Shares, the “Redemption Exchange Consideration”). The Company shall make payment of the Change of Control Redemption Price, or the exchange of Series A Preferred Shares for Redemption Exchange Consideration, concurrently with the consummation of such Change of Control if such a Change of Control Redemption Notice is received at least five (5) Trading Days prior to the consummation of such Change of Control and within five (5) Trading Days after the Company's receipt of such notice otherwise (the "Change of Control Redemption Date"). Once a Change of Control Redemption Notice has been delivered, the Series A Preferred Shares submitted for redemption (or exchange) under this Section 9(a) may not be converted, in whole or in part, pursuant to Sections 6(a)-(c). In the event that a Holder elects to require the exchange of Series A Preferred Shares for Redemption Exchange Consideration as set forth above, the Company shall make appropriate provision to ensure that such Holder will have the right to receive, in exchange for the Redemption Exchange Shares included in such Redemption Exchange Consideration (or in lieu of Redemption Exchange Shares included in such Redemption Exchange Consideration, if the Change of Control is consummated before the delivery of such Redemption Exchange Shares), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights), if any, which are paid to the holders of Common Shares of the Company in connection with such Change of Control in accordance with Section 9(c). Notwithstanding anything to the contrary contained in this Section 9(a), in the event of a Change of Control Redemption, the Company shall only pay the Change of Control Redemption Price in cash as required by this Section 9 after paying in full in cash all obligations of the Company and its Subsidiaries under any credit agreement, indenture or similar agreement evidencing indebtedness for borrowed money (including the termination of all commitments to lend, to the extent required by such credit agreement, indenture or similar agreement) in excess of US$50.0 million, individually, and in existence at the time of such Change of Control Redemption (without giving effect to any amendment, supplement, restatement, replacement, refinance or other modification thereto on or after or in anticipation of such Change of Control) (collectively, the "Debt Documents"), which requires prior payment of the obligations thereunder (and termination of commitments thereunder, if applicable) as a condition to the payment of such Change of Control Redemption Price in cash (all such required payments under the Debt Documents in the event of a Change of Control are collectively referred to as the "Senior Debt Payments"; provided, however, that the Company shall use its commercially reasonable best efforts to pay such Senior Debt Payments without delay in accordance with the terms of the Debt Documents and shall not be allowed to circumvent any payment of a Change of Control Redemption Price by unnecessarily delaying the payment of any Senior Debt Payments.

(b) Redemption by the Company Upon a Qualified Change of Control. In the case of a Change of Control as a result of which the Series A Preferred Shares are not convertible into common share capital that is quoted on or listed for trading on an Eligible Market (a "Qualified Change of Control"), any Series A Preferred Shares, may be redeemed, at the option of the Company (or its successor or the acquiring or surviving Person in such Qualified Change of Control), upon not less than thirty (30) days' notice delivered to the Holders not later than ten (10) days after the consummation of such Qualified Change of Control, at a redemption price per share equal to the Change of Control Redemption Price with respect to such Qualified Change of Control. Unless the Company (or its successor or the acquiring or surviving Person in such Qualified Change of Control) defaults in making the redemption payment on the applicable Change of Control Redemption Date, on and after such Change of Control Redemption Date, (A) Dividends shall cease to accrue on the Series A Preferred Shares so called for redemption, (B) all Series A Preferred Shares called for redemption shall no longer be deemed outstanding and (C) all rights with respect to such Series A Preferred Shares shall on such Change of Control Redemption Date cease and terminate, except only the right of the Holders thereof to receive the amount payable in such redemption.

(c) Corporate Events. If there shall occur any Fundamental Transaction, as a result of which the Common Shares are converted into or exchanged for securities, cash, assets or other property (a "Corporate Event"), then following any such Corporate Event, each Series A Preferred Share shall remain outstanding (subject to the last paragraph of Section 14) and be convertible into the number, kind and amount of securities, cash, assets or other property which a Holder would have received in such Corporate Event had such Holder converted its Series A Preferred Share into the applicable number of Common Shares immediately prior to the effective date of the Corporate Event using the Conversion Rate applicable immediately prior to the effective date of such Corporate Event (the "Reference Property"); and, in such case, appropriate adjustment shall be made in the application of the provisions set forth in Section 7 and this Section 9(c) with respect to the rights and interests thereafter of the Holders, to the extent that the provisions set forth in Section 7 and this Section 9(c) (including provisions with respect to changes in and other adjustments of the Conversion Rate) and Section 9 shall thereafter be applicable in relation to any securities, cash, assets or other property thereafter deliverable upon the conversion of the Series A Preferred Shares. The Company (or any successor thereto) shall, no less than twenty (20) Business Days prior to the occurrence of any Corporate Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the securities, cash, assets or other property that each Series A Preferred Share will be convertible into under this Section 9(c). Failure to deliver such notice shall not affect the operation of this Section 9(c). The Company shall not enter into any agreement for a transaction constituting a Corporate Event unless, subject to the last paragraph of Section 14, (i) such agreement provides for, or does not interfere with or prevent (as applicable), conversion of the Series A Preferred Shares in a manner that is consistent with and gives effect to this Section 9(c) and (ii) to the extent that the Company is not the surviving entity in such Corporate Event or will be dissolved in connection with such Corporate Event, proper provision shall be made in the agreements governing such Corporate Event for the conversion of the Series A Preferred Shares into the Reference Property and the assumption by such Person of the obligations of the Company under these Articles. If the Corporate Event causes the Common Shares to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), then for the purposes of this Section 9(c), the Reference Property into which the Series A Preferred Shares shall be convertible shall be deemed to be the weighted average of the types and amounts of consideration per share actually received by holders of Common Shares. The Company shall notify Holders of the weighted average as soon as practicable after such determination is made. The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion of the Series A Preferred Shares.

(10) Right of the Holders to Convert to Series A-1 and Series A-2 Preferred Shares; Company's Option to Redeem Upon Such Request.

(a) Conversion to Series A-1. Each Holder shall have the right, at such Holder's option on or prior to the thirtieth (30th) day immediately preceding the fourth (4th) anniversary of the Issuance Date, but not prior to the date that is sixty (60) days prior to such date, subject to the conversion procedures set forth in Section 10(e) and the Company's right to effect a Company Dividend Increase Redemption pursuant to Section 11(b)(iii), to convert each Series A Preferred Share of such Holder into one Series A-1 Preferred Share (as defined below) (the "Series A-1 Conversion Right"). The right of conversion may be exercised as to all or any portion of such Holder's Series A Preferred Shares; provided that, in each case, no right of conversion may be exercised by a Holder in respect of less than one (1) Series A Preferred Share (as adjusted for any share dividend, share split, share combination, reclassification or similar transaction relating to the Series A Preferred Shares occurring after the Subscription Date). On the fourth (4th) anniversary of the Issuance Date (the "Series A-1 Conversion Date"), if the Company has not delivered a Company Dividend Increase Redemption Notice prior to such date, then the Company shall convert the amount of Series A Preferred Shares specified in the Dividend Increase Conversion Notice (as defined in Section 10(e)), if any, to Series A-1 Preferred Shares as of the Series A-1 Conversion Date. For the avoidance of doubt, (i) the Conversion Amount of the Series A-1 Preferred Shares to be issued upon such conversion shall equal the Conversion Amount of the Series A Preferred Shares submitted for conversion upon exercise of the Series A-1 Conversion Right set forth herein and (ii) accrued and unpaid Dividends, if any (and any accrued and unpaid dividends accrued pursuant to Section 5(c)), in respect of Series A Preferred Shares converted for Series A-1 Preferred Shares pursuant to this Section 10(a) will be converted into accrued and unpaid Dividends (and any accrued and unpaid dividends accrued pursuant to Section 5(c)), in respect of such Series A-1 Preferred Shares.

(b) Series A-1 Preferred Shares. Upon the Holder exercising its Series A-1 Conversion Right pursuant to Section 10(a), the Company shall on or prior to the Series A-1 Conversion Date create the Series A-1 Preferred Shares and, upon such creation, the Company shall at all times reserve and keep available out of its authorized and unissued Senior Preferred Shares, solely for designation as Series A-1 Senior Preferred Shares (each, a "Series A-1 Preferred Share" and collectively, the "Series A-1 Preferred Shares") to be issued upon the conversion of the Series A Preferred Shares, such number of Senior Preferred Shares as shall from time to time be equal to the number of Series A-1 Preferred Shares issuable upon the conversion of all the Series A Preferred Shares then outstanding. Any Series A-1 Preferred Shares issued upon conversion of Series A Preferred Shares shall be duly authorized, validly issued, fully paid and nonassessable.

(c) Conversion to Series A-2. Each Holder shall have the right, at such Holder's option on or prior to the thirtieth (30th) day immediately preceding the ninth (9th) anniversary of the Issuance Date, but not prior to the date that is sixty (60) days prior to such date, subject to the conversion procedures set forth in Section 10(e) and the Company's right to effect a Company Dividend Increase Redemption pursuant to Section 11(b)(iii), to convert each of such Holder's Series A Preferred Share and/or Series A-1 Preferred Share into a Series A-2 Preferred Share (as defined below) (the "Series A-2 Conversion Right"). The right of conversion may be exercised as to all or any portion of such Holder's Series A Preferred Shares and/or Series A-1 Preferred Shares; provided that, in each case, no right of conversion may be exercised by a Holder in respect of less than one (1) Series A Preferred Share (as adjusted for any share dividend, share split, share combination, reclassification or similar transaction relating to the Series A Preferred Shares occurring after the Subscription Date) and/or one (1) Series A-1 Preferred Share (as adjusted for any share dividend, share split, share combination, reclassification or similar transaction relating to the Series A-1 Preferred Shares occurring after the Subscription Date). On the ninth (9th) anniversary of the Issuance Date (the "Series A-2 Conversion Date" and together with the Series A-1 Conversion Date a "Dividend Increase Conversion Date"), if the Company has not delivered a Company Dividend Increase Redemption Notice prior to such date, then the Company shall convert the amount of Series A Preferred Shares and/or Series A-1 Preferred Shares, as applicable, specified in the Dividend Increase Conversion Notice to Series A-2 Preferred Shares as of the Series A-2 Conversion Date. For the avoidance of doubt, (i) the Conversion Amount of the Series A-2 Preferred Shares to be issued upon such conversion shall equal the Conversion Amount of the Series A Preferred Shares and/or the Series A-1 Preferred Shares submitted for conversion upon exercise of the Series A-2 Conversion Right set forth herein, (ii) the Series A-2 Conversion Right entitles (x) a Holder to convert all or some of such Holder's Series A Preferred Shares into Series A-2- Preferred Shares and (y) a holder of Series A-1 Preferred Shares to convert all or some of such Holder's Series A-1 Preferred Shares into Series A-2- Preferred Shares and (iii) accrued and unpaid Dividends, if any (and any accrued and unpaid dividends accrued pursuant to Section 5(c)), in respect of Series A Preferred Shares or Series A-1 Preferred Shares, as the case may be, converted for Series A-2 Preferred Shares pursuant to this Section 10(c) will be converted into accrued and unpaid Dividends (and any accrued and unpaid dividends accrued pursuant to Section 5(c)), in respect of such Series A-2 Preferred Shares.

(d) Series A-2 Preferred Shares. Upon the Holder exercising its Series A-2 Conversion Right pursuant to Section 10(c), the Company shall on or prior to the Series A-2 Conversion Date create the Series A-2 Preferred Shares and, upon such creation, the Company shall at all times reserve and keep available out of its authorized and unissued Senior Preferred Shares, solely for designation as Series A-2 Senior Preferred Shares (each, a "Series A-2 Preferred Share" and collectively, the "Series A-2 Preferred Shares"), to be issued upon the conversion of the Series A Preferred Shares and/or Series A-1 Preferred Shares, such number of Series A-2 Preferred Shares as shall from time to time be equal to the number of Series A Preferred Shares and Series A-1 Preferred Shares issuable upon the conversion of all Series A Preferred Shares and Series A-1 Preferred Shares then outstanding. Any Series A-2 Preferred Shares issued upon conversion of Series A Preferred Shares and/or Series A-1 Preferred Shares, as applicable, shall be duly authorized, validly issued, fully paid and nonassessable.

(e) Notice of Intended Conversion. To exercise its Series A-1 Conversion Right or its Series A-2 Conversion Right, a Holder shall, not less than thirty (30) days prior to the fourth (4th) or ninth (9th) anniversary of the Issuance Date, as applicable, but not prior to the date that is sixty (60) days prior to such date, (A) deliver a written notice executed by the registered Holder of the Series A Preferred Shares and/or Series A-1 Preferred Shares, as applicable, subject to such conversion (a "Dividend Increase Conversion Notice") to the Company, which Dividend Increase Conversion Notice shall indicate the amount of Series A Preferred Shares and/or Series A-1 Preferred Shares, as applicable, such Holder is electing to convert pursuant to Sections 10(a) or (c), as applicable; and (B) deliver to the Company funds for the payment of any applicable share transfer, documentary, stamp or similar taxes.

(f) Series A-1 and B-2 Articles of Amendment. If a Holder validly delivers a Dividend Increase Conversion Notice and the Company does not exercise its right to redeem pursuant to Section 11(b)(iii) with respect to all Series A Preferred Shares and/or Series A-1 Preferred Shares, as applicable, specified in the Holder's Dividend Increase Conversion Notice, then the Company shall, prior to the Dividend Increase Conversion Date, file Articles of Amendment setting forth the designation, preferences and rights of the Series A-1 Preferred Shares or Series A-2 Preferred Shares, as applicable, which Articles of Amendment will be in the same form as these Articles of Amendment, except for changes (i) to account for the different series, different dates, including issuance dates, and changes in law, (ii) in the case of the Series A-1 Preferred Shares Articles of Amendment, to Sections 10 and 11 to, among other things, account for the right of Series A-1 Preferred Shares to convert into Series A-2 Preferred Shares, to reserve an adequate amount of Senior Preferred Shares to accommodate such conversion right and to provide a redemption right by the Company analogous to the rights in Section 11(b)(iii) to provide for the Company's right to redeem the Series A-1 Preferred Shares upon a Holder exercising its right to convert Series A-1 Preferred Shares into Series A-2 Preferred Shares and, in the case of the Series A-2 Preferred Shares Articles of Amendment, to eliminate this Section 10 conversion right for the Series A-2 Preferred Shares and the corresponding Company redemption right in Section 11(b)(iii) and (iii) to the Preferential Dividend Rate, which with respect to the Series A-1 Preferred Shares shall replace "5.50%" with "7.50%", and with respect to the Series A-2 Preferred Shares shall replace "5.50%" or "7.50%", as the case may be, with the fixed percentage equal to the greater of (x) 600 bps over the Daily Simple SOFR as in effect on the first date a Holder validly delivers a Dividend Increase Conversion Notice in respect of its Series A-2 Conversion Right to the Company and (y) 10.50%. The Series A-1 Preferred Shares and Series A-2 Preferred Shares shall have the same preferences, rights and obligations as the Series A Preferred Shares, other than solely with respect to the Preferential Dividend Rate. For the avoidance of doubt, Dividends on the Series A-1 Preferred Shares and on the Series A-2 Preferred Shares shall start to accrue as of the applicable Dividend Increase Conversion Date.

(11) Optional Redemptions.

(a) General. Other than as specifically permitted by these Articles of Amendment, the Company may not redeem any of the outstanding Series A Preferred Shares (it being understood that the Company may purchase Series A Preferred Shares in the open market or in negotiated transactions).

(b) Redemption at the Option of the Company.

(i) Company Optional Redemption. At any time after February 1, 2032, so long as there is no Equity Conditions Failure on the applicable Company Optional Redemption Date (as defined below), the Company shall have the right to redeem all or any portion of the Series A Preferred Shares then outstanding as designated in the applicable Company Optional Redemption Notice (as defined below) (the "Company Optional Redemption Shares") on the applicable Company Optional Redemption Date (a "Company Optional Redemption"). Each Company Optional Redemption Share shall be redeemed by the Company on the applicable Company Optional Redemption Date in cash, without interest, at a price equal to 100% of the Conversion Amount of such Company Optional Redemption Share plus accrued and unpaid Dividends thereon, if any (and any accrued and unpaid dividends thereon accrued pursuant to Section 5(c)) (the “Company Optional Redemption Price”). The Company may exercise its right to redeem the Company Optional Redemption Shares under this Section 11(b)(i) by delivering a written notice thereof to all, but not less than all, of the Holders (a "Company Optional Redemption Notice" and the date the Company delivers such notice to all Holders is referred to as a "Company Optional Redemption Notice Date"). Each Company Optional Redemption Notice shall be irrevocable. Each Company Optional Redemption Notice shall (A) state the date on which the applicable Company Optional Redemption shall occur (a "Company Optional Redemption Date"), which date shall be the forty fifth (45th) day (or, if such date falls on a day that is not a Business Day, the next day that is a Business Day) following the applicable Company Optional Redemption Notice Date, (B) state the number of the Series A Preferred Shares which the Company has elected to redeem from the Holders on the applicable Company Optional Redemption Date and (C) confirm that there is no Equity Conditions Failure on the applicable Company Optional Redemption Notice Date.

(ii) Company Merger Termination Redemption. If the Merger Agreement is terminated in accordance with its terms and all confidential information that constitutes material, nonpublic information communicated by the Company, any of its Subsidiaries or any of their respective Affiliates, employees, officers, representatives or agents to the Buyers (as defined in the Securities Purchase Agreement) or any of their Affiliates has been publicly disclosed, then during the ninety (90) days following the later of (x) August 7, 2023 and (y) the termination of the Merger Agreement, so long as there is no Equity Conditions Failure on the applicable Company Merger Termination Redemption Notice Date (as defined below), the Company shall have the right to redeem between fifty percent (50%) and one hundred percent (100%) of the Series A Preferred Shares then outstanding as designated in the applicable Company Merger Termination Redemption Notice (as defined below) (the "Company Merger Termination Redemption Shares") on the applicable Company Merger Termination Redemption Date (a "Company Merger Termination Redemption").  Each Company Merger Termination Redemption Share shall be redeemed by the Company on the Company Merger Termination Redemption Date in cash, without interest, at a price equal to 102% of the sum of (x) the Conversion Amount of such Company Merger Termination Share and (y) accrued and unpaid Dividends thereon, if any (and any accrued and unpaid dividends thereon accrued pursuant to Section 5(c)) (the “Company Merger Termination Redemption Price”).  The Company may exercise its right to redeem the Company Merger Termination Redemption Shares by delivering a written notice thereof to all, but not less than all, of the Holders (a "Company Merger Termination Redemption Notice" and the date the Company delivers such notice to all Holders is referred to as a "Company Merger Termination Redemption Notice Date"). Each Company Merger Termination Redemption Notice shall be irrevocable.  Each Company Merger Termination Redemption Notice shall (A) state the date on which the applicable Company Merger Termination Redemption shall occur (a "Company Merger Termination Redemption Date"), which date shall be the tenth (10th) day (or, if such date falls on a day that is not a Business Day, the next day that is a Business Day) following the applicable Company Merger Termination Redemption Notice Date, (B) state the number of the Series A Preferred Shares which the Company has elected to redeem from the Holders on the Company Merger Termination Redemption Date, and (C) confirm that there is no Equity Conditions Failure on the applicable Company Merger Termination Redemption Notice Date.

(iii) Company Redemption Upon Dividend Increase. If one or more Holders delivered a Dividend Increase Conversion Notice to the Company in compliance with Section 10, so long as there is no Equity Conditions Failure on the applicable Company Dividend Increase Redemption Date (as defined below), the Company shall have the right to redeem all or any portion of the Series A Preferred Shares and/or Series A-1 Preferred Shares, as applicable, for which an increase in the Preferential Dividend Rate has been demanded, as designated in the applicable Company Dividend Increase Redemption Notice (as defined below) (such shares the "Company Dividend Increase Redemption Shares") on the applicable Company Dividend Increase Redemption Date (a "Company Dividend Increase Redemption"). The Company Dividend Increase Redemption Shares shall be redeemed by the Company on the applicable Company Dividend Increase Redemption Date in cash, without interest, at a price equal to 100% of the Conversion Amount of the Company Dividend Increase Redemption Shares to be redeemed plus accrued and unpaid Dividends thereon, if any (and any accrued and unpaid dividends thereon accrued pursuant to Section 5(c)) (a "Company Dividend Increase Redemption Price"). The Company may exercise its right to require redemption under this Section 11(b)(iii) by delivering a written notice thereof by no later than the forty fifth (45th) day immediately following the fourth (4th) anniversary of the Issuance Date or the ninth (9th) anniversary of the Issuance Date, as applicable (or, if such date falls on a day that is not a Business Day, the next day that is a Business Day), to all, but not less than all, of the Holders who delivered a Dividend Increase Conversion Notice to the Company in compliance with this Section 11(b)(iii) (a "Company Dividend Increase Redemption Notice", and the date such notice is given to all of the Holders is referred to as a "Company Dividend Increase Redemption Notice Date"). Each Company Dividend Increase Redemption Notice shall be irrevocable. Each Company Dividend Increase Redemption Notice shall (A) state the date on which the applicable Company Dividend Increase Redemption shall occur (a "Company Dividend Increase Redemption Date"), which date shall be the forty fifth (45th) day (or, (x) if such date falls on a day that is not a Business Day, the next day that is a Business Day or (y) if there is an Equity Conditions Failure on such day, the first Business Day thereafter upon which there is no Equity Conditions Failure; provided that such Business Day occurs no later than the forty fifth (45th) day thereafter (the "Extended Dividend Increase Redemption Date"); provided, further, that in the event of clause (y) such Holder may elect to revoke its election to convert its Series A Preferred Shares into Series A-1 Preferred Shares or Series A-2 Preferred Shares, as applicable, and consequently revoke the Company's right to effect a related Company Dividend Increase Redemption) following the applicable Company Dividend Increase Redemption Notice Date, (B) state the aggregate Conversion Amount of the Series A Preferred Shares and/or Series A-1 Preferred Shares, as applicable, which the Company has elected to redeem from the Holders on the applicable Company Dividend Increase Redemption Date, (C) state the amount of accrued and unpaid Dividends, if any (and any accrued and unpaid dividends accrued pursuant to Section 5(c)), with respect to such Series A Preferred Shares redeemed by the Company pursuant to this Section 11(b)(iii) and (D) confirm that there is no Equity Conditions Failure as of the applicable Company Dividend Increase Redemption Notice Date.

(iv) Company Redemptions. If the Company confirmed that there was no Equity Conditions Failure as of the applicable Company Redemption Notice Date but an Equity Conditions Failure occurs between the applicable Company Redemption Notice Date and the applicable Company Redemption Date (a "Company Redemption Interim Period") that the Company expects will last through the applicable Company Redemption Date, the Company shall provide the Holders a subsequent written notice to that effect. If there is an Equity Conditions Failure on the applicable Company Redemption Date (and, with respect to Section 11(b)(iii), the Extended Dividend Redemption Date), then the applicable Company Redemption shall be null and void with respect to all or any part designated by such Holder of the applicable unconverted Company Redemption Shares and such Holder shall be entitled to all the rights of a Holder with respect to such applicable Company Redemption Shares; provided, however, that if a Holder waives in writing an Equity Conditions Failure during the applicable Company Redemption Interim Period, then the Company shall be required to proceed with the applicable Company Redemption Date with respect to such Holder. If the Company elects to cause a Company Redemption pursuant to this Section 11, then it must simultaneously take the same action in the same proportion with respect to all Company Redemption Shares subject to the applicable Company Redemption to the extent practicable, or, if the pro rata basis is not practicable for any reason, by lot or such other equitable method as the Company determined in good faith. If the applicable Company Redemption Notice shall have been duly given, the Company shall irrevocably deposit or set aside the aggregate Company Redemption Price to be paid to all Holders of the Company Redemption Shares entitled thereto and, from and after the applicable Company Redemption Date, the applicable Company Redemption Price shall promptly be paid to all former Holders of Company Redemption Shares entitled thereto in respect thereof. So long as the applicable aggregate Company Redemption Price shall be paid in full to such Holders or is irrevocably deposited or set aside with a depository for payment to the Holders, the applicable Company Redemption shall be effective with respect to all Company Redemption Shares on the applicable Company Redemption Date, and thereupon Dividends with respect to such Company Redemption Shares shall cease to accrue and all rights with respect to such Company Redemption Shares shall forthwith terminate. Notwithstanding anything to the contrary in these Articles of Amendment, until the applicable Company Redemption Price is paid in full, the Series A Preferred Shares subject to the applicable Company Redemption may be converted, in whole or in part, by such Holder into Common Shares pursuant to Section 6. All Series A Preferred Shares converted by a Holder after a Company Redemption Notice Date shall reduce the number of Series A Preferred Shares required to be redeemed on the applicable Company Redemption Date, unless such Holder otherwise indicates in the applicable Conversion Notice.

(c) Void Redemption. In the event that the Company does not pay a Company Redemption Price within the applicable time period, at any time thereafter and until the Company pays such unpaid applicable Company Redemption Price in full, a Holder shall have the option to, in lieu of redemption, require the Company to promptly return to such Holder any or all of the Series A Preferred Shares that were submitted for redemption by such Holder and for which the applicable Company Redemption Price has not been paid, by sending written notice thereof to the Company (the "Void Optional Redemption Notice"). Upon the Company's receipt of such Void Optional Redemption Notice prior to the payment of the applicable Company Redemption Price, (i) any applicable redemption notice of such Holder or the Company, as the case may be, shall be null and void with respect to those Series A Preferred Shares subject to the Void Optional Redemption Notice and (ii) the Company shall immediately return any Series A Preferred Shares subject to the Void Optional Redemption Notice.

(d) Effect of Redemption. Subject to Section 11(c), effective immediately prior to the close of business on the day before any Series A Preferred Shares are redeemed pursuant to these Articles of Amendment, Dividends shall no longer accrue or be declared on any such Series A Preferred Shares, and such Series A Preferred Shares shall cease to be outstanding.

(e) Status of Redeemed Shares. Series A Preferred Shares redeemed in accordance with these Articles of Amendment shall return to the status of and constitute authorized but unissued Senior Preferred Shares, without classification as to series until such shares are once more classified as to a particular series by the Board pursuant to provisions of the Articles.

(12) Reservation of Shares. The Company shall have sufficient authorized and unissued Common Shares for each of the Series A Preferred Shares equal to no less than the lesser of (x) the Exchange Cap and (y) 110% of the maximum number of Common Shares issuable with respect to the outstanding Series A Preferred Shares pursuant to the terms of these Articles of Amendment (assuming for purposes of this clause (y), that the Conversion Amount of the Series A Preferred Shares are convertible at the Conversion Rate and without taking into account any limitations on the conversion of the Series A Preferred Shares set forth in these Articles of Amendment) (the "Required Reserved Amount"). The Company shall, so long as any of the Series A Preferred Shares are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Common Shares, solely for the purpose of issuing Common Shares with respect of the Series A Preferred Shares pursuant to the terms of these Articles of Amendment, no less than a number of Common Shares equal to the Required Reserved Amount.

(13) Voting Rights. Other than in connection with Parent Shareholders Meeting (as defined in the Merger Agreement), each Holder shall be entitled to the whole number of votes equal to the number of whole Common Shares into which the aggregate of such Holder's Series A Preferred Shares would be convertible on the record date for the vote or consent of shareholders or if no record date is established, at the date such vote or consent is taken, and shall otherwise have voting rights and consent rights equal to the voting rights and consent rights of the Common Shares to the fullest extent permitted by law provided, however, that until the HSR Date, with respect to any HSR Holder, such HSR Holder shall only be entitled to vote a number of Series A Preferred Shares in accordance with the foregoing on any matters relating to the election, designation, removal or replacement of members of the Board to the extent that such number of Series A Preferred Shares together with such HSR Holder's Common Shares, if any, other Junior Shares, if any, Pari Passu Shares, if any, and Senior Preferred Shares of the Company, if any, does not exceed the HSR Amount in the aggregate; provided, further, that the Required Holders, by written notice to the Company, may terminate the voting rights set forth in this Section 13 effective at any time from and after the registration, if any, of the Series A Preferred Shares under the Exchange Act. Except as provided in the immediately preceding sentence, each Holder shall be entitled to receive the same prior notice of any shareholders' meeting as is provided to the holders of Common Shares in accordance with the by-laws of the Company, as well as prior notice of all shareholder actions to be taken by legally available means in lieu of a meeting, and shall vote as a class with the holders of Common Shares as if they were a single class of securities upon any matter submitted to a vote of shareholders, except those matters required by law or by the terms hereof to be submitted to a class vote of the Holders, in which case the Holders only shall vote as a separate class, or those matters required by law to be submitted to a class vote of solely the holders of Common Shares, in which case such holders only shall vote as a separate class. Notwithstanding the foregoing, (i) no Holder shall be entitled, in its capacity as Holder of the Series A Preferred Shares, to vote on the Parent Share Issuance (as defined in the Merger Agreement) and (ii) in no event shall a Holder be entitled to such number of votes that is greater than the number of whole Series A Preferred Shares held by such Holder at the relevant time.

(14) Series A Preferred Shares Approval Rights. In addition to any other rights provided by law, except where the vote or written consent of the holders of a greater number of shares is required by law, for as long as any Series A Preferred Shares remain outstanding, the affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders but not of any other class of the Company's securities, voting as a single class (and separately from all other classes and series of shares in the capital of the Company), shall be required before the Company may:

(a) create (by reclassification or otherwise), or authorize the creation of, or issue or obligate itself to issue additional or other Senior Shares or securities exchangeable for or convertible or exercisable into Senior Shares;

(b) create (by reclassification or otherwise), or authorize the creation of, or issue or obligate itself to issue additional or other Pari Passu Shares or securities exchangeable for or convertible or exercisable into Pari Passu Shares;

(c) except as contemplated by Section 10, amend or repeal any provision of, or add any provision to, the Articles, or file any articles of amendment, preferences, limitations and relative rights of any series of preferred shares, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions of the Series A Preferred Shares, regardless of whether any such action shall be by means of amendment to the Articles or by merger, consolidation, amalgamation, arrangement or otherwise;

(d) increase or decrease (other than by conversion or redemption in accordance with the terms hereof) the authorized number of Series A Preferred Shares;

(e) exchange, reclassify or cancel the Series A Preferred Shares, except as explicitly contemplated by these Articles of Amendment; or

(f) amend or waive any provision of these Articles of Amendment that would have an adverse effect on the rights, preferences, privileges, voting power or obligation of the Series A Preferred Shares or any Holder thereof.

Notwithstanding the provisions of this Section 14, (a) in the event of a Fundamental Transaction or Corporate Event, so long as: (i) the Series A Preferred Shares remain outstanding following consummation of such Fundamental Transaction or Corporate Event with its terms materially unchanged, taking into account that, upon the occurrence of such a Fundamental Transaction or Corporate Event, the Company may not be the surviving entity (in which case, the Series A Preferred Shares may be converted into or exchanged for preferred shares or other preferred equity of the surviving entity or its parent having terms substantially the same as the Series A Preferred Shares) and, if applicable, with any changes to the terms of the Series A Preferred Shares required pursuant to and made in compliance with the provisions of Section 9(c) in connection with such Fundamental Transaction or Corporate Event or as otherwise deemed reasonably necessary by the Company and (ii) if such transaction also constitutes a Change of Control, the provisions of Section 9(a) and Section 9(b) are complied with in connection with such Fundamental Transaction, then the occurrence of such Fundamental Transaction shall not be deemed to adversely affect the powers, preferences, or other special rights or privileges of the Series A Preferred Shares or its Holders and in such case such Holders shall not have any voting rights with respect to the occurrence of such Fundamental Transaction or Corporate Event pursuant to this Section 14 and (b) the authorization or creation of, or the increase in the number of authorized or issued shares of, or any securities convertible into shares of, or the reclassification of any security (in each case, other than the Series A Preferred Shares) into, or the issuance of, Junior Shares will not require the vote the holders of the Series A Preferred Shares.

(15) General Provisions.

(a) In addition to the above provisions with respect to Series A Preferred Shares, the Series A Preferred Shares shall be subject to and be entitled to the benefit of the provisions set forth in the Articles with respect to preferred shares of the Company generally; provided, however, that in the event of any conflict between such provisions, the provisions set forth in these Articles of Amendment shall control.

(b) Any Series A Preferred Shares which are converted, repurchased or redeemed shall be automatically and immediately retired and shall not be reissued, sold or transferred.

(c) Whenever notice is required to be given under these Articles of Amendment, unless otherwise provided herein, such notice shall be given by first-class mail to each record Holder of outstanding Series A Preferred Shares as such Holder's address as the same appears on the books of the Company or the Transfer Agent. With respect to any notice to a Holder required to be provided hereunder, neither the failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular Holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other Holders or affect the legality or validity of any distribution, rights, warrant, reclassification, consolidation, merger, amalgamation, arrangement, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any such action. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given or delivered as of the date sent whether or not the Holder receives the notice. All notice periods referred to herein shall commence on the date of the mailing of the applicable notice.

(d) Whenever any amount expressed to be due by the terms of these Articles of Amendment is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day without interest or penalty.

(e) If any term of the Series A Preferred Shares set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other terms set forth herein which can be given effect without the invalid, unlawful or unenforceable term will, nevertheless, remain in full force and effect, and no term herein set forth will be deemed dependent upon any other such term unless so expressed herein so long as these Articles of Amendment as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The Company and the Required Holders will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(f) It is the intent of the Company and the Required Holders that the provisions of these Articles of Amendment comply, and following the date hereof continue to comply, with the applicable rules of The New York Stock Exchange and The Toronto Stock Exchange, as the same may be amended from time to time, for as long as long as the Company’s Common Shares are listed and posted for trading on The New York Stock Exchange and/or The Toronto Stock Exchange, as the case may be (the "Applicable Stock Exchange Rules"). It is also the intent of the Company and the Required Holders that if the Company no longer has a class of securities registered under section 12 of the Exchange Act or is no longer required to file reports under Section 15(d) of the Exchange Act, all Exchange Act, Securities Act and other United States references herein shall be deemed to be to the Canadian equivalent, including  under applicable Canadian securities laws. In furtherance of the foregoing, if any term, covenant or restriction included in these Articles of Amendment fails at any time to comply with the Applicable Stock Exchange Rules, or it is reasonably  necessary and advisable to update the United States references to applicable Canadian references, the Company and the Required Holders agree to negotiate in good faith to modify these Articles of Amendment so as to comply with the Applicable Stock Exchange Rules or to update with the applicable Canadian references while retaining the original intent as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible. Any amendment, modification or alteration of the rights, preferences, privileges or voting powers of the Series A Preferred Shares shall, solely to the extent required by the Applicable Stock Exchange Rules, be subject to the approval of the The New York Stock Exchange and/or The Toronto Stock Exchange, as the case may be for as long as the Common Shares are listed for trading thereon.

(g)  Tax Matters.

(i) Tax Withholdings. The Company shall be entitled to withhold or deduct, from any amounts payable or otherwise deliverable under these Articles of Amendment, such amounts as the Company determines, acting reasonably, are required to be deducted or withheld with respect to such payment or delivery under the Internal Revenue Code of 1986, as amended, the Income Tax Act (Canada) or any provision of any other applicable laws. To the extent that such amounts are so deducted or withheld, such amounts shall be treated for all purposes as having been paid to the Holder to whom such amounts would otherwise have been paid, provided that such deducted or withheld amounts are remitted to the appropriate governmental authority. The Company is hereby authorized to sell or otherwise dispose of, on behalf of any Holder, such portion of any share or other security deliverable to such Holder as is necessary to provide sufficient funds to the Company to enable it to comply with such deduction or withholding requirement and the Company shall notify such Holder thereof and remit the applicable portion of the net proceeds of such sale to the appropriate governmental authority and, if applicable, any portion of such net proceeds that is not required to be so remitted shall be paid to such Holder. The Holders shall, on a joint and several basis, indemnify and hold harmless the Company for any losses, costs, penalties, fees, liabilities, damages and expenses incurred by the Company in respect of a failure to withhold, deduct, or remit any amount required to be withheld, deducted, or remitted in respect of any amounts payable pursuant to these Articles of Amendment.

(ii) Forms. If a Holder is entitled to claim an exemption or reduction from withholding tax in accordance with applicable law, such Holder shall promptly deliver such properly completed and executed documentation (including properly completed Canada Revenue Agency forms NR301, NR 302 or NR 303, as applicable) reasonably requested by the Company as will permit such payments to be made without withholding or at a reduced rate of withholding. The Company shall, acting reasonably, take into account all such properly completed forms in determining its withholding obligations under Section 15(g)(i). In addition, any Holder shall deliver such other tax documentation prescribed by applicable law (including any Internal Revenue Service form W-9 or form W-8, as applicable, or any forms or other documentation as may be necessary for the Company to comply with its obligations under the Foreign Account Tax Compliance Act or otherwise reasonably requested by the Company). Each Holder shall provide new documentation (or successor documentation) upon the expiration or obsolescence of any previously delivered documentation and promptly notify the Company of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(iii) Specified Amount. The specified amount in respect of the Series A Preferred Shares for purposes of subsection 191(4) of the Income Tax Act (Canada) is the Canadian Dollar equivalent of US$1.00 per Series A Preferred Share as of the date of issuance of such share.

(16) Transfer of Series A Preferred Shares. A Holder may transfer some or all of the Series A Preferred Shares and the accompanying rights hereunder held by such Holder without the consent of the Company; provided that such transfer is in compliance with applicable securities laws and the Securities Purchase Agreement.

(17) Series A Preferred Share Register.

(a) The Company or the Transfer Agent shall maintain a register for the Series A Preferred Shares, in which the Company or the Transfer Agent shall record the name and address of the Persons in whose name the Series A Preferred Shares have been issued, as well as the name and address of each transferee. The Company may treat the Person in whose name any Series A Preferred Share is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any properly made transfers.

(b) The Company or the Transfer Agent shall maintain records showing the number of Series A Preferred Shares converted and/or redeemed and the dates of such conversions and/or redemptions. In the event of any dispute or discrepancy, such records of the Company establishing the number of Series A Preferred Shares to which the record holder is entitled shall be controlling and determinative in the absence of manifest error.

(18) Certain Defined Terms. For purposes of these Articles of Amendment the following terms shall have the following meanings:

(a) "Affiliate" shall have the meaning ascribed to such term in Rule 405 of the Securities Act.

(b) "Bloomberg" means Bloomberg Financial Markets.

(c) "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York or Toronto, Ontario, Canada are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to "stay at home", "shelter-in-place", "non-essential employee"  or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York, New York or Toronto, Ontario, Canada generally are open for use by customers on such day.

(d) "Calendar Quarter" means each of: the period beginning on and including December 15 and ending on and including March 14; the period beginning on and including March 15 and ending on and including June 14; the period beginning on and including June 15 and ending on and including September 14; and the period beginning on and including September 15 and ending on and including December 14.

(e) "Change of Control" means any Fundamental Transaction other than (i) any reorganization, recapitalization, reclassification or change of the Common Shares or any share exchange, consolidation, amalgamation, arrangement, merger or similar transaction, in each case, in which holders of the Company's voting power immediately prior to such reorganization, recapitalization, reclassification, change, share exchange, consolidation, amalgamation, arrangement, merger or similar transaction continue immediately after the consummation of such reorganization, recapitalization, reclassification, change, share exchange, consolidation, amalgamation, arrangement, merger or similar transaction to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (ii) pursuant to a continuance or migratory merger, amalgamation or arrangement effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

(f) "Change of Control As-Converted Value" means, with respect to any Series A Preferred Shares, the product of (i) the Conversion Amount of such Series A Preferred Shares multiplied by (ii) the Conversion Rate multiplied by (iii) the Make-Whole Share Price with respect to the applicable Change of Control.

(g) "close of business" means 5:00 p.m. (New York City time).

(h) "Closing Sale Price" of the Common Shares (or other security for which a closing sale price must be determined) on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Shares (or such other security) is traded. If the Common Shares (or such other security) is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the "Closing Sale Price" shall be the last quoted bid price for the Common Shares (or such other security) in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Shares (or such other security) are not so quoted, the "Closing Sale Price" shall be the average of the mid-point of the last bid and ask prices for the Common Shares (or such other security) on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. The "Closing Sale Price" will be determined without regard to after-hours trading or any other trading outside of the regular trading session hour.

(i) "Common Shares" means (i) the Company's shares of common shares, without par value, or (ii) any share capital into which such Common Shares shall have been converted or exchanged in a Corporate Event.

(j) "Company Redemption" means, collectively, a Company Dividend Increase Redemption, a Company Optional Redemption and a Company Merger Termination Redemption.

(k) "Company Redemption Date" means a Company Dividend Increase Redemption Date, a Company Optional Redemption Date and a Company Merger Termination Redemption Date, as applicable.

(l) "Company Redemption Notice" means a Company Dividend Increase Redemption Notice, a Company Optional Redemption Notice and a Company Merger Termination Redemption Notice, as applicable.

(m) "Company Redemption Notice Date" means a Company Dividend Increase Redemption Notice Date, a Company Optional Redemption Notice Date and a Company Merger Termination Redemption Notice Date, as applicable.

(n) "Company Redemption Price" means a Company Dividend Increase Redemption Price, a Company Optional Redemption Price and a Company Merger Termination Redemption Price, as applicable.

(o) "Company Redemption Shares" means, collectively, the Company Dividend Increase Redemption Shares, the Company Optional Redemption Shares and the Company Merger Termination Redemption Shares.

(p) "Conversion Amount" means, for each Series A Preferred Share, the Issue Price.

(q) "Conversion Date" means with respect to a conversion pursuant to Section 6(a), the date on which the Holder complied with the procedures in Section 6(c)(i) thereof.

(r) "Conversion Price" means at any time, US$1.00, divided by the Conversion Rate at such time.

(s) "Conversion Rate" means 0.0136986 Common Shares per US$1.00 Conversion Amount, subject to adjustment as set forth herein.

(t) "Current Market Price" per Common Share, as of any date of determination, means the arithmetic average of the Weighted Average Price per Common Share for each of the ten (10) consecutive Trading Days ending on the Trading Day immediately preceding such day, adjusted to take into account the occurrence during such period of any event described in Section 7.

(u) "Daily Simple SOFR" means the daily Secured Overnight Financing Rate provided by the FRBNY, as the administrator of the benchmark (or a successor administrator), on the FRBNY’s Website, effective as of the applicable date of determination.

(v) "Designee" means Starboard Value and Opportunity Master Fund Ltd.

(w) "Distribution Transaction" means any transaction by which a Subsidiary of the Company ceases to be a Subsidiary of the Company by reason of the distribution of such Subsidiary's equity securities to holders of Common Shares, whether by means of a spin-off, split-off, redemption, reclassification, exchange, share dividend, share distribution, rights offering or similar transaction, which equity securities are, or when issued, will be, listed or admitted for trading on a U.S. national securities exchange.

(x) "effective date" means, for purpose of Section 7(a), the first date on which Common Shares trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant subdivision, combination or reclassification, as applicable (provided that, for the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Shares under a separate ticker symbol or CUSIP number will not be considered "regular way" for purposes of this definition).

(y) "Eligible Market" means the New York Stock Exchange, The Nasdaq Capital Market, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors).

(z) "Equity Conditions" means each of the following conditions: (i) all Common Shares issuable pursuant to the terms of these Articles of Amendment as the result of a Mandatory Conversion Date, a Preferential Dividend Date or in respect of a conversion of Series A Preferred Shares that are subject to a Company Redemption, as the case may be, shall be either (x) issuable without restrictive legends and eligible for sale by such Holder without volume restrictions pursuant to Rule 144 (or any successor thereto) and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) and without the need for registration under any applicable federal or state securities laws or the need for a prospectus under applicable Canadian securities laws or (y) eligible for resale upon issuance pursuant to an effective Registration Statement contemplated by the Registration Rights Agreement that is available for use (and expected by the Company to be available for use for at least 30 consecutive calendar days after the applicable date of determination) to the extent provided in the Registration Rights Agreement and, for the avoidance of doubt, not subject to (or expected by the Company to be subject to for at least 30 consecutive calendar days after the applicable date of determination) an "Allowable Grace Period" (as defined in the Registration Rights Agreement); (ii) the Common Shares referred to in clause (i) requiring the satisfaction of the Equity Conditions when issued shall be, listed or designated for quotation on an Eligible Market and shall not have been suspended at such time from trading on such exchange or market; (iii) the Common Shares referred to in clause (i) requiring the satisfaction of the Equity Conditions, when issued, shall be duly authorized and (iv) if such Holder converted, in accordance with Section 6(c), Series A Preferred Shares after the delivery by Company of a Mandatory Conversion Notice or a Company Redemption Notice, the Company shall have delivered to such Holder, subject to Section 6(e), all Common Shares required to be delivered in respect of such conversions pursuant to Section 6(c).

(aa) "Equity Conditions Failure" means that as of the applicable date of determination the Equity Conditions have not each been satisfied (or waived in writing by such Holder); provided that the Company's failure to satisfy the Equity Condition set forth in clause (iv) of the definition of "Equity Conditions" with respect to a particular Holder shall only be deemed an Equity Condition Failure with respect to such Holder (unless waived in writing by such Holder).

(bb) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(cc) "Ex-Dividend Date" means, with respect to an issuance, dividend or distribution on the Common Shares, the first date on which Common Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant share exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Shares under a separate ticker symbol or CUSIP number will not be considered "regular way" for this purpose.

(dd) "Fair Market Value" means, with (1) respect to any security or other property, the fair market value of such security or other property as reasonably determined in good faith by a majority of the Board, or an authorized committee thereof, subject to any required stock exchange approval and (i) after consultation with an Independent Financial Advisor, as to any security or other property with a Fair Market Value of less than US$50,000,000, or (ii) otherwise using an Independent Financial Advisor to provide a valuation opinion (2) with respect to U.S. dollars, the face amount of such U.S. dollars.

(ee) "First Mandatory Conversion Period" means the period described in clause (i) of the definition of "Mandatory Conversion Period" set forth in Section 18(uu).

(ff) "FRBNY" means the Federal Reserve Bank of New York.

(gg) "FRBNY's Website" means the website of the FRBNY at http://www.newyorkfed.org, or any successor source.

(hh) "Fundamental Transaction" means (i) that the Company shall, (a) directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, consolidate, amalgamate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (b) directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, sell, assign, transfer, convey or otherwise dispose of all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis to one or more Persons other than one or more of the Company's Wholly-Owned Subsidiaries, or (c) directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, make, or allow a Person or Group to make, or allow the Company to be subject to or have its Common Shares be subject to or party to any such Person or Group making, a purchase, tender or exchange offer that is accepted by the holders of such number of Common Shares such that such Person or Group making or party to, such purchase, tender or exchange offer, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the aggregate voting power of the outstanding Common Shares or at least 50% of the aggregate voting power of the Company, or (d) directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, consummate a share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with a Person or Group (within the meaning of Section 13(d) of the Exchange Act) whereby such Person or Group acquires such number of Common Shares such that such Person or Group becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the aggregate voting power of the outstanding Common Shares or at least 50% of the aggregate voting power of the Company, or (e) directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, reorganize, recapitalize or reclassify the Common Shares as a result of which the Common Shares are converted into, or exchanged for, securities, cash, assets or other property or (ii) that the Company shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Person or Group (within the meaning of Section 13(d) of the Exchange Act) to become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the aggregate voting power of the outstanding Common Shares or at least 50% of the aggregate voting power of the Company. Notwithstanding anything to the contrary in the foregoing, the consummation of the transactions contemplated by the Merger Agreement shall not constitute a Fundamental Transaction.

(ii) "Group" means a "group" as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

(jj) "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, and any successor to such statute, rules or regulations.

(kk) "HSR Amount" means the number of voting securities of the Company that may be obtained by an Acquiring Person (as defined by the HSR Act, including the ultimate parent entity and all entities included within it, and taking into account any applicable exemptions) prior to the HSR Date, without incurring a notification obligation under the HSR Act, with the number and class(es) of voting securities constituting the HSR Amount to be determined by the HSR Holder in consultation with its legal counsel.

(ll) "HSR Date" means the date on which all applicable approvals, clearances or waiting periods under the HSR Act shall have been obtained, expired or been terminated.

(mm) "HSR Holder" means a Holder that is an Acquiring Person (as defined under the HSR Act) whose ability to acquire voting securities of the Company in excess of the HSR Amount is restricted by the HSR Act prior to the HSR Date.

(nn) "Independent Financial Advisor" means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing; provided, however, that such firm or consultant is not an Affiliate of the Company.

(oo) "Issuance Date" means the Closing Date (as defined in the Securities Purchase Agreement).

(pp) "Issue Price" means, per Series A Preferred Share, US$1.00.

(qq) "Liquidation Event" means the voluntary or involuntary liquidation, dissolution or winding up of the Company or such Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Company and its Subsidiaries taken as a whole, in a single transaction or series of transactions, or adoption of any plan for the same.

(rr) "Make-Whole Amount" means a cash amount per US$1.00 Conversion Amount of Series A Preferred Shares being redeemed in a Change of Control Redemption determined by multiplying the Make-Whole Share Price applicable to the related Change of Control by a number of additional Common Shares (the "Additional Shares") as described below. Such number of Additional Shares shall be determined by reference to the table below (the "Make-Whole Table") based on the date on which the applicable Change of Control occurs or becomes effective (the "Change of Control Effective Date") and the Make-Whole Share Price applicable to such Change of Control.

Change of Control Effective Date	US$59.722	US$65	US$70	US$75	US$80	US$85	US$90	US$100	US$125	US$175	US$250	US$350	US$450	US$550
February 1, 2023	0.0025100	0.0029600	0.0030456	0.0030456	0.0028600	0.0023300	0.0020400	0.0014000	0.0010400	0.0006400	0.0003900	0.0002400	0.0001700	0.0001200
February 1, 2024	0.0026441	0.0030456	0.0030456	0.0030456	0.0029200	0.0023700	0.0020600	0.0014400	0.0008600	0.0004900	0.0002900	0.0001900	0.0001300	0.0000900
February 1, 2025	0.0026804	0.0030456	0.0030456	0.0030456	0.0029100	0.0023700	0.0020600	0.0014100	0.0006300	0.0002900	0.0001600	0.0001000	0.0000700	0.0000500
February 1, 2026	0.0024719	0.0029200	0.0030456	0.0030456	0.0028100	0.0023000	0.0019900	0.0013200	0.0003600	0.0000000	0.0000000	0.0000000	0.0000000	0.0000000
February 1, 2027	0.0022427	0.0027200	0.0030456	0.0030456	0.0026500	0.0021100	0.0018600	0.0012300	0.0003500	0.0000000	0.0000000	0.0000000	0.0000000	0.0000000
February 1, 2028	0.0020285	0.0025300	0.0029600	0.0029900	0.0025400	0.0020200	0.0017900	0.0011900	0.0003300	0.0000000	0.0000000	0.0000000	0.0000000	0.0000000
February 1, 2029	0.0017580	0.0022800	0.0027000	0.0027400	0.0023100	0.0018200	0.0015900	0.0010700	0.0003100	0.0000000	0.0000000	0.0000000	0.0000000	0.0000000
February 1, 2030	0.0013647	0.0018700	0.0023200	0.0023800	0.0019600	0.0015000	0.0013100	0.0008600	0.0002600	0.0000000	0.0000000	0.0000000	0.0000000	0.0000000
February 1, 2031	0.0006762	0.0011500	0.0016200	0.0017100	0.0013500	0.0010100	0.0008300	0.0005300	0.0001800	0.0000000	0.0000000	0.0000000	0.0000000	0.0000000
February 1, 2032	0.0000000	0.0000000	0.0000000	0.0000000	0.0000000	0.0000000	0.0000000	0.0000000	0.0000000	0.0000000	0.0000000	0.0000000	0.0000000	0.0000000

The exact Make-Whole Share Price and Change of Control Effective Date may not be set forth in the Make-Whole Table, in which case:

(1) if the Make-Whole Share Price is between two such amounts in the Make-Whole Table or the Change of Control Effective Date is between two Change of Control Effective Dates in the Make-Whole Table, the number of Additional Shares will be determined by straight-line interpolation between the number of Additional Shares set forth for the higher and lower Make-Whole Share Prices and the earlier and later Change of Control Effective Dates, as applicable, based on a 365-day year;

(2) if the Make-Whole Share Price is greater than $550 (subject to adjustment in the same manner as the Make-Whole Share Prices set forth in the column headings of the Make-Whole Table), the Make-Whole Amount will be $0; and

(3)  if the Make-Whole Share Price is less than $59.722 (subject to adjustment in the same manner as the Make-Whole Share Prices set forth in the column headings of the Make-Whole Table), the Make-Whole Amount will be $0.

The Make-Whole Share Prices set forth in the column headings of the Make-Whole Table shall be adjusted as of any date on which the Conversion Rate is otherwise adjusted in accordance with Section 7. The adjusted Make-Whole Share Prices shall equal the Make-Whole Share Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Make-Whole Share Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in the Make-Whole Table shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 7.

In no event shall the Make-Whole Amount be greater than or less than the maximum and minimum values set forth in the table above and no Make-Whole Amount shall be paid with respect to a Change of Control occurring on or after February 2, 2032.

(ss) "Make-Whole Share Price" means (i) the cash amount paid per Common Share, if the holders of Common Shares receive only cash in the applicable Change of Control or (ii) in any other situation, the simple average of the Weighted Average Price of the Common Shares over the five (5) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Change of Control Effective Date of the Change of Control.

(tt) "Mandatory Conversion Measuring Period" means the thirty (30) consecutive Trading Day period following the first Trading Day of the applicable Mandatory Conversion Period during which the Mandatory Conversion Price Condition is satisfied.

(uu) "Mandatory Conversion Period" means each of (i) the period commencing on February 1, 2026 and ending on February 1, 2030, exclusive and (i) the period from and after February 1, 2030.

(vv) "Mandatory Conversion Price Condition" will be deemed satisfied for purposes of these Articles of Amendment: (i) with respect to a Mandatory Conversion for which a Mandatory Conversion Notice is delivered in accordance with Section 6(d) during the First Mandatory Conversion Period, if the Closing Sale Price of the Common Shares has equaled or exceeded 190% of the Conversion Price as of the Issuance Date (as adjusted for any share dividend, share split, share combination, reclassification or similar transaction relating to the Common Shares occurring after the Issuance Date pursuant to Section 7) during twenty (20) Trading Days (whether or not consecutive) occurring in any thirty (30) consecutive Trading Day period occurring on or after February 1, 2026 and ending on the Trading Day immediately preceding the Mandatory Conversion Notice Date related to such Mandatory Conversion and (ii) with respect to a Mandatory Conversion for which a Mandatory Conversion Notice is delivered in accordance with Section 6(d) during the Second Mandatory Conversion Period, if the Closing Sale Price of the Common Shares has equaled or exceeded 175% of the Conversion Price as of the Issuance Date (as adjusted for any share dividend, share split, share combination, reclassification or similar transaction relating to the Common Shares occurring after the Issuance Date pursuant to Section 7) during twenty (20) Trading Days (whether or not consecutive) occurring in any thirty (30) consecutive Trading Day period occurring on or after February 1, 2030 and ending on the Trading Day immediately preceding the Mandatory Conversion Notice Date related to such Mandatory Conversion.

(ww) "Merger Agreement" means that certain Agreement and Plan of Merger and Reorganization, dated as of November 7, 2022, by and among the Company, IAA, Inc., a Delaware corporation, and the other parties thereto, as may be amended, amended and restated, supplemented or otherwise modified from time to time.

(xx) "Minimum Ownership Threshold" means twenty five percent (25.0%) of the Series A Preferred Shares outstanding as of the applicable date of determination.

(yy) "Offer to Repurchase Percentage" means such percentage of Common Shares being redeemed or repurchased by the Company (including Common Shares into which Junior Shares, options or warrants, which are being so redeemed or repurchased, are convertible, exchangeable or exercisable) out of the total number of Common Shares (including Common Shares into which such Junior Shares, options or warrants of the Company are convertible, exchangeable or exercisable, which are so being redeemed or repurchased) issued and outstanding (or in respect of any such Junior Shares, options or warrants, which are so being redeemed or repurchased, which are reserved for issuance upon conversion, exchange or exercise thereof) as of the applicable time of determination.

(zz) "Offer to Repurchase Price" means the sum of (x) the amount of accrued and unpaid Dividends, if any, on the Series A Preferred Shares subject to the applicable Offer to Repurchase (and any accrued and unpaid dividends thereon accrued pursuant to Section 5(c)) and (y) the greater of (1) the Conversion Amount of the Series A Preferred Shares subject to the applicable Offer to Repurchase and (2) the amount set forth in clause (1) increased by the same percentage as the premium paid to the holders of each Common Share (including Common Shares into which Junior Shares, options or warrants of the Company are convertible, exchangeable or exercisable) giving rise to the applicable Offer to Repurchase determined based on the purchase price relative to the Closing Sale Price of the Common Shares on the Trading Day the Company purchases such Common Share, Junior Share, option or warrant (unless such purchase occurs on a day that is not a Trading Day, in which case the Closing Sale Price from the immediately preceding Trading will be used in the determination of such premium). To the extent there is more than one Offer to Repurchase Event in a Calendar Quarter, the premium referred to in the immediately preceding sentence will be based on a weighted average calculation determined by the Company in good faith.

(aaa) "Offer to Repurchase Pro Rata Portion" means, for each Holder, a fraction the numerator of which is the number of Series A Preferred Shares held by such Holder at the applicable time of determination and the denominator of which is the total number of Series A Preferred Shares outstanding at the applicable time of determination. In the event that a Holder shall sell or otherwise transfer any of its Series A Preferred Shares, the transferee shall be allocated a pro rata portion of the transferring Holder's Offer to Repurchase Pro Rata Portion.

(bbb) "open of business" means 9:00 a.m. (New York City time).

(ccc) "Person" means an individual, a limited liability company, a partnership (limited or general), a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(ddd) "Principal Market" means the New York Stock Exchange (or its successor).

(eee) "record date" means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Shares have the right to receive any cash, securities or other property or in which the Common Shares are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Shares entitled to receive such cash, securities or other property (whether such date is fixed by the Board or by statute, contract or otherwise).

(fff) "Registration Rights Agreement" means that certain registration rights agreement dated as of the Subscription Date by and among the Company and the initial holders of the Series A Preferred Shares relating to, among other things, the registration of the resale of the Common Shares issuable pursuant to the terms of these Articles of Amendment, as may be amended, amended and restated, supplemented or otherwise modified from time to time.

(ggg) "Registration Statement" shall have the meaning ascribed to such term in the Registration Rights Agreement.

(hhh) "Required Holders" means the Holders representing at least a majority of the aggregate Series A Preferred Shares then outstanding and shall include the Designee so long as the Designee and/or any of its Affiliates is a Holder who beneficially owns, in the aggregate, at least the Minimum Ownership Threshold.

(iii) "Second Mandatory Conversion Period" means the period described in clause (ii) of the definition of "Mandatory Conversion Period" set forth in Section 18(uu).

(jjj) "Securities Act" means the Securities Act of 1933, as amended.

(kkk) "Securities Purchase Agreement" means the Securities Purchase Agreement, dated as of the Subscription Date, by and among the Company and the initial holders of the Series A Preferred Shares, relating to, among other things, the purchase and sale of the Series A Preferred Shares, as may be amended, amended and restated, supplemented or otherwise modified from time to time.

(lll) "Subscription Date" means January 22, 2023.

(mmm) "Subsidiaries" means any joint venture or entity in which the Company, directly or indirectly, owns more than 50% of the voting power of shares of capital or other equity or similar interest, including any subsidiaries formed or acquired after the Subscription Date.

(nnn) "Trading Day" means any day on which (i) the Common Shares (or other security for which a Closing Sale Price or other price must be determined) are traded on the Principal Market, or, if the Principal Market is not the principal U.S. trading market for the Common Shares (or such other security) on such day, then on another Eligible Market on which the Common Shares (or such other security) are then traded or, if the Common Shares (or such other security) are not then listed on an Eligible Market, on the principal other U.S. market on which the Common Shares (or such other security) are then traded and (ii) a Closing Sale Price (or such other price) is for the Common Shares (or such other security) is available on such securities exchange or market; provided that if the Common Shares (or such other security) are not so listed or traded, “Trading Day” means a Business Day.

(ooo) "Transfer Agent" means Computershare Investor Services Inc. or such other agent or agents of the Company as may be designated by the Board as the transfer agent for the Common Shares.

(ppp) "Weighted Average Price" means per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “RBA <equity> AQR” (or its equivalent successor if such page is not available) (or the applicable Bloomberg page with respect to the common shares or other equity interests referred to in the definition “FMV” in Section 7(a)(iv)) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one Common Share (or such other common share or equity interest referred to in the definition “FMV” in Section 7(a)(iv)) on such Trading Day reasonably determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Weighted Average Price” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

(qqq) "Wholly-Owned Subsidiary" means, with respect to any Person, any direct or indirect Subsidiary of such Person, except that, solely for purposes of this definition, the reference to "more than 50%" in the definition of "Subsidiary" shall be deemed replaced by a reference to "100%," the calculation of which shall exclude nominal amounts of the voting power of shares of capital stock or other interests in the relevant Subsidiary not held by such Person to the extent required to satisfy local minority interest requirements outside of the United States.

* * * * *

EXHIBIT I

RITCHIE BROS. AUCTIONEERS INCORPORATED

CONVERSION NOTICE

Reference is made to the Articles of Amendment of Ritchie Bros. Auctioneers Incorporated (the "Articles of Amendment") creating the Series A Senior Preferred Shares. In accordance with and pursuant to the Articles of Amendment, the undersigned hereby elects to convert the number of Series A Senior Preferred Shares (the "Series A Preferred Shares"), of Ritchie Bros. Auctioneers Incorporated, a company incorporated in Canada (the "Company"), indicated below into Common Shares (the "Common Shares"), of the Company, as of the date specified below.

Date of Conversion:

Number of Series A Preferred Shares to be converted:

Tax ID Number (If applicable):

Please confirm the following information:

Conversion Rate:

Number of Common Shares to be issued:

Please issue the Common Shares into which the Series A Preferred Shares are being converted to the Holder, or for its benefit, as follows:

☐ To the undersigned's account on the records of the Transfer Agent

Issue to:

Address:

Telephone Number:

Tax Identification Number:

☐ If the securities are unrestricted, check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:

DTC Number:

Account Number:

Note: Initially, the common shares issued upon conversion will include restrictive legends and will not be able to be processed through DTC.

Payment Instructions for cash payment in lieu of fractional shares:

Authorization:

By:
Title:

Dated:

Account Number (if electronic book entry transfer):

Transaction Code Number (if electronic book entry transfer):

[NOTE TO HOLDER -- THIS FORM MUST BE SENT CONCURRENTLY TO TRANSFER AGENT]

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs [Computershare Investor Services Inc.] [OR IF COMPUTERSHARE INVESTOR SERVICES INC. NO LONGER SERVES AS THE COMPANY'S TRANSFER AGENT, INSERT THE NAME OF THE COMPANY’S CURRENT TRANSFER AGENT] to issue the above indicated number of Common Shares in accordance with the Standing Transfer Agent Instructions dated [●], 20[●] from the Company and acknowledged and agreed to by [Computershare Investor Services Inc.] [OR IF COMPUTERSHARE INVESTOR SERVICES INC. NO LONGER SERVES AS THE COMPANY'S TRANSFER AGENT, INSERT THE NAME OF THE COMPANY’S CURRENT TRANSFER AGENT].

RITCHIE BROS. AUCTIONEERS INCORPORATED

By:
Name:
Title: